                                             [KIDDER MATHEWS & SEGNER INC LOGO]

                               SUBLEASE AGREEMENT

1. PARTIES. This Sublease is entered into as of the 21ST day of JANUARY, 1997, by and between YAMATO TRANSPORT USA, INC., A NEW YORK CORPORATION, "Sublessor", and INNOVA CORPORATION, A WASHINGTON CORPORATION, "Sublessee", as a Sublease under the Master Lease dated MAY 12, 1993, entered into by SEAGATE/GATEWAY NORTH PROPERTIES, as Landlord, and YAMATO TRANSPORT USA, INC., as Tenant. A copy of said Master Lease is attached hereto, marked Exhibit A, ALSO THE LANDLORD'S CONSENT AGREEMENT, MARKED EXHIBIT B, and incorporated herein by reference.

2.      Provisions Constituting Sublease.

        (a) This Sublease is subject to all of the terms and conditions of the Master Lease in Exhibit A, except as specifically exempted herein and Sublessee shall assume and perform the obligations of Sublessor and Tenant in said Master Lease, to the extent said terms and conditions are applicable to the premises subleased pursuant to this Sublease. THIS SUBLEASE IS ALSO SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE CONSENT TO THIS SUBLEASE TO BE OBTAINED FROM THE LESSOR UNDER THE MASTER LEASE ("LESSOR"). Sublessee shall not commit nor permit to be committed on the subleased premises any act or omission which shall violate any term or condition of the Master Lease. In the event of the termination of Sublessor's interest as Tenant under the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee. SUBLESSEE SHALL BE ENTITLED TO THE BENEFIT OF ALL OF THE OBLIGATIONS OF LESSOR PURSUANT TO THE MASTER LEASE WITH RESPECT TO THE BUILDING AND THE DEMISED PREMISES, INCLUDING BUT NOT LIMITED TO THE OBLIGATIONS TO REPAIR AND RESTORE AND PROVIDE OR RENDER WORK OR SERVICES, AND SUBLESSEE AGREES THAT SUCH OBLIGATIONS SHALL BE THE RESPONSIBILITY OF LESSOR AND NOT THOSE OF SUBLESSOR. IN THE EVENT LESSOR SHALL FAIL OR REFUSE TO COMPLY WITH ANY OF THE TERMS OF THE MASTER LEASE, SUBLESSEE SHALL HAVE THE RIGHT, IN ITS OWN NAME AND AT ITS OWN COST, TO REQUIRE AND OBTAIN PERFORMANCE BY LESSOR PURSUANT TO THE TERMS OF THE MASTER LEASE. SUBLESSEE SHALL LOOK SOLELY TO LESSOR FOR THE PERFORMANCE OF ALL SERVICES REQUIRED TO BE PERFORMED BY LESSOR UNDER THE MASTER LEASE, AND SHALL NOT UNDER ANY CIRCUMSTANCES SEEK NOR REQUIRE SUBLESSOR TO PERFORM ANY OF SUCH SERVICES, NOR SHALL SUBLESSEE MAKE ANY CLAIM UPON SUBLESSOR FOR ANY DAMAGES WHICH ARISE BY REASON OF THE NEGLIGENCE, WHETHER BY OMISSION OR COMMISSION OF LESSOR.

        (b) All of the terms and conditions contained in the Master Lease in Exhibit A are incorporated herein, except for paragraphs 1.4, 1.5, 1.6, 3.1, 3.2, 4.1, 5.1, 6.1, 6.2, 19.2, AND ADDENDUM PARAGRAPHS I, II, III, AND EXHIBIT C, as terms and conditions of this Sublease (with each reference therein to Landlord and Tenant to be deemed to refer to Sublessor and Sublessee) and along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease.

3. PREMISES. Landlord subleases to Sublessee and Sublessee hires from said Sublessor the following described premises situated in the City of SEATTLE, County of KING, State of WASHINGTON, and described as APPROXIMATELY 19,200 SQUARE FEET OF OFFICE AND WAREHOUSE SPACE LOCATED AT GATEWAY NORTH, BUILDING 6, 3425 SOUTH 116TH STREET, SUITE 109, SEATTLE, WASHINGTON.

4.      TERM.

        4.1 TERM. THE TERM OF THIS SUBLEASE SHALL COMMENCE ON FEBRUARY 1, 1997 ("COMMENCEMENT DATE"), OR WHEN LESSOR CONSENTS TO THIS SUBLEASE (IF SUCH CONSENT IS REQUIRED UNDER THE MASTER LEASE), WHICHEVER SHALL LAST OCCUR, AND END ON DECEMBER 31, 1998 ("TERMINATION DATE"), UNLESS OTHERWISE SOONER TERMINATED IN ACCORDANCE WITH THE PROVISIONS OF THIS SUBLEASE. IN THE EVENT THE TERM COMMENCES ON A DATE OTHER THAN THE COMMENCEMENT DATE, SUBLESSOR AND SUBLESSEE SHALL EXECUTE A MEMORANDUM SETTING FORTH THE ACTUAL DATE OF COMMENCEMENT OF THE TERM. POSSESSION OF THE PREMISES ("POSSESSION") SHALL BE DELIVERED TO SUBLESSEE ON THE COMMENCEMENT OF THE TERM. IF FOR ANY REASON SUBLESSOR DOES NOT DELIVER POSSESSION TO SUBLESSEE ON THE COMMENCEMENT OF THE TERM, SUBLESSOR SHALL NOT BE SUBJECT TO ANY LIABILITY FOR SUCH FAILURE, THE TERMINATION DATE SHALL NOT BE EXTENDED BY THE DELAY, AND THE VALIDITY OF THIS SUBLEASE SHALL NOT BE IMPAIRED, BUT RENT SHALL ABATE UNTIL DELIVERY OF POSSESSION. NOTWITHSTANDING THE FOREGOING, IF SUBLESSOR HAS NOT DELIVERED POSSESSION TO SUBLESSEE WITHIN SIXTY (60) DAYS AFTER THE COMMENCEMENT DATE, THEN AT ANY TIME THEREAFTER AND BEFORE DELIVERY OF POSSESSION, SUBLESSEE MAY GIVE WRITTEN NOTICE TO SUBLESSOR OF SUBLESSEE'S INTENTION TO CANCEL THIS SUBLEASE. SAID NOTICE SHALL SET FORTH AN EFFECTIVE DATE FOR SUCH CANCELLATION WHICH SHALL BE AT LEAST FIVE (5) DAYS AFTER DELIVERY OF SAID NOTICE TO SUBLESSOR. IF SUBLESSOR DELIVERS POSSESSION TO SUBLESSEE ON OR BEFORE SUCH EFFECTIVE DATE, THIS SUBLEASE SHALL REMAIN IN FULL FORCE AND EFFECT. IF SUBLESSOR FAILS TO DELIVER POSSESSION TO SUBLESSEE ON OR BEFORE SUCH EFFECTIVE DATE, THIS SUBLEASE SHALL BE CANCELLED, IN WHICH CASE ALL CONSIDERATION PREVIOUSLY PAID BY SUBLESSEE TO SUBLESSOR ON ACCOUNT OF THIS SUBLEASE SHALL BE RETURNED TO SUBLESSEE, THIS SUBLEASE SHALL THEREAFTER BE OF NO FURTHER FORCE OR EFFECT, AND SUBLESSOR SHALL HAVE NOT FURTHER LIABILITY TO SUBLESSEE ON ACCOUNT OF SUCH DELAY OR CANCELLATION. IF SUBLESSOR PERMITS SUBLESSEE TO TAKE POSSESSION PRIOR TO THE COMMENCEMENT OF THE TERM, SUCH EARLY POSSESSION SHALL NOT ADVANCE THE TERMINATION DATE AND SHALL BE SUBJECT TO THE PROVISIONS OF THIS SUBLEASE, INCLUDING WITHOUT LIMITATION THE PAYMENT OF RENT.


                12886 Interurban Avenue South, Seattle, WA 98168
                                 (206) 248-7300

SUBLEASE AGREEMENT - PAGE 2

5. RENT. Sublessee shall pay to Sublessor as rent for the Premises equal monthly installments of NINE THOUSAND NINE HUNDRED EIGHTY-FOUR AND NO/100 Dollars ($9,984.00), in advance, on the first day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof the sum of NINE THOUSAND NINE HUNDRED EIGHTY-FOUR AND NO/100 Dollars ($9,984.00) as rent for THE FIRST MONTH OF THE SUBLEASE. Rent for any period during the term hereof which is for less than one (1) month shall be a pro-rata portion of the monthly installment. Rent shall be payable without notice or demand and without deduction, offset, or abatement, in lawful money of the United States of America to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

        OPERATING COSTS. IF THE MASTER LEASE REQUIRES SUBLESSOR TO PAY TO LESSOR ALL OR A PORTION OF THE EXPENSES OF OPERATING THE BUILDING AND/OR PROJECT OF WHICH THE PREMISES ARE A PART ("OPERATING COSTS"), INCLUDING BUT NOT LIMITED TO TAXES, UTILITIES, OR INSURANCE, THEN SUBLESSEE SHALL PAY TO SUBLESSOR AS ADDITIONAL RENT ONE HUNDRED PERCENT (100%) OF THE AMOUNTS PAYABLE BY SUBLESSOR FOR OPERATING COSTS INCURRED DURING THE TERM. SUCH ADDITIONAL RENT SHALL BE PAYABLE WHEN OPERATING COSTS ARE PAYABLE BY SUBLESSOR FOR OPERATING COSTS INCURRED DURING THE TERM. SUCH ADDITIONAL RENT SHALL BE PAYABLE WHEN OPERATING COSTS ARE PAYABLE BY SUBLESSOR TO LESSOR. IF THE MASTER LEASE PROVIDES FOR THE PAYMENT BY SUBLESSOR OF OPERATING COSTS ON THE BASIS OF AN ESTIMATE THEREOF, THEN AS AND WHEN ADJUSTMENTS BETWEEN ESTIMATED AND ACTUAL OPERATING COSTS ARE MADE UNDER THE MASTER LEASE, THE OBLIGATIONS OF SUBLESSOR AND SUBLESSEE HEREUNDER SHALL BE ADJUSTED IN A LIKE MANNER; AND IF ANY SUCH ADJUSTMENT SHALL OCCUR AFTER THE EXPIRATION OR EARLIER TERMINATION OF THE TERM, THEN THE OBLIGATIONS OF SUBLESSOR AND SUBLESSEE UNDER THIS PARAGRAPH SHALL SURVIVE SUCH EXPIRATION OR TERMINATION. SUBLESSOR SHALL, UPON REQUEST BY SUBLESSEE, FURNISH SUBLESSEE WITH COPIES OF ALL STATEMENTS SUBMITTED BY LESSOR OF ACTUAL OR ESTIMATED OPERATING COSTS DURING THE TERM.

6. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof the sum of NINE THOUSAND NINE HUNDRED EIGHTY-FOUR AND NO/100 DOLLARS ($9,984.00), as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated, and Sublessee's failure to do so shall be a breach of this Sublease, and Sublessor may at its option terminate this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use, to Sublessee (or, at Sublessor's option, to the last assignee, if any, or Sublessee's interest hereunder) within fifteen (15) days after the expiration of the term hereof, or after Sublessee has vacated the Premises, whichever is later.

7. USE. The Premises shall be used and occupied only for GENERAL OFFICE AND LIGHT MANUFACTURING AND ASSEMBLY OF MICROWAVE TRANSMITTERS and for no other purpose without prior written consent of Sublessor and Landlord. Sublessee's business shall be established and conducted throughout the term hereof in a first class manner. Sublessee shall not use the Premises for, or carry on, or permit to be carried on, any offensive, noisy, or dangerous trade, business, manufacture or occupation or permit any auction sale to be held or conducted on or about the Premises. Sublessee shall not do or suffer anything to be done upon the Premises which will cause structural injury to the Premises or the building of which the Premises form a part. The Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the Premises which will in any manner injure, vibrate, or shake the Premises or the building of which it is a part. No use shall be made of the Premises which will in any way impair the efficient operation of the sprinkler system (if any) within the building containing the Premises. Sublessee shall not leave the Premises unoccupied or vacant during the term. No musical instrument of any sort, or any noise-making device will be operated or allowed upon the Premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any act on the part of Sublessee or use of the Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's or Landlord's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

8. NOTICES. All notices or demands of any kind required or desired to be given to Sublessor or Sublessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, RETURN RECEIPT REQUESTED, addressed to the Sublessor or Sublessee, respectively, at the addresses set forth after their signatures at the end of this Sublease. All rent and other payments due under this Sublease or the Master Lease shall be made by Sublessee to Sublessor at the same address.

9. COMMISSION. Upon execution of this Sublease, Sublessor shall pay Kidder, Mathews & Segner, Inc. a real estate commission in the amount of $-----. FIVE PERCENT (5%) OF THE TOTAL BASE RENT THROUGH THE TERM.

10. AGENCY DISCLOSURE. At the signing of this Agreement, Agent (include agent's name and broker's office name JOHN GLEASON OF DIVCO WEST represented SUBLESSEE The listing


                12886 Interurban Avenue South, Seattle, WA 98168
                                 (206) 248-7300
agent, if any (include agent's name and broker's office name) DOUG KLEIN OF KIDDER, MATHEWS & SEGNER, INC. represented SUBLESSOR. In the event different agents from Kidder, Mathews & Segner, Inc. represent Landlord and Tenant, each party signing this Agreement consents to the designated broker of Kidder, Mathews & Segner, Inc. acting as a dual agent. In the event the same agent(s) from Kidder, Mathews & Segner, Inc. represent both Landlord and Tenant, each party signing this Agreement consents to those representing both Landlord and Tenant acting as dual agents.

11. SUBLESSOR WORK. THE PREMISES ARE PROVIDED TO SUBLESSEE ON AN "AS-IS" BASIS. PRIOR TO SUBLEASE COMMENCEMENT, SUBLESSEE AND SUBLESSOR WILL PERFORM A WALK THROUGH OF THE PREMISES NOTING THE CONDITION OF THE PREMISES WHICH SHALL THEN BECOME EXHIBIT "C".

12. SUBLESSOR DEFAULT. SUBLESSOR AGREES THAT SUBLESSEE MAY (BUT SHALL NOT BE OBLIGATED TO) CURE ANY DEFAULT BY SUBLESSOR REGARDING SUBLESSOR'S OBLIGATIONS UNDER THE MASTER LEASE IF SUBLESSOR FAILS TO CURE SUCH DEFAULT IN A TIMELY MANNER AND SUBLESSOR SHALL FURTHER PERMIT SUBLESSEE TO DEDUCT THE COST OF CURING SUCH DEFAULT THEREOF FROM FUTURE PAYMENT OBLIGATIONS OWED BY SUBLESSEE TO SUBLESSOR.

13. INSURANCE. THROUGHOUT THE TERM OF THIS SUBLEASE, SUBLESSEE SHALL MAINTAIN THE INSURANCE REQUIRED PURSUANT TO PARAGRAPH 10.5 OF THE MASTER LEASE FOR ALL OF SUBLESSEE'S FIXTURES, FURNITURE, EQUIPMENT AND OTHER PERSONAL PROPERTY. THROUGHOUT THE TERM OF THIS SUBLEASE, SUBLESSEE SHALL MAINTAIN THE LIABILITY INSURANCE REQUIRED PURSUANT TO ARTICLES 11 AND 12 OF THE MASTER LEASE AND SUBLESSOR SHALL BE NAMED AS AN ADDITIONAL INSURED ON SUCH POLICY.


                                        SUBLESSOR:

                                        YAMATO TRANSPORT USA, INC.

Address:  19-26 Hazen Street            By:   /s/ Yoshifumi Hirai
          Flushing, NY 11370            Its:  President
                                        Date: 2/12/97


                                        SUBLESSEE:

                                        INNOVA CORPORATION,
                                        A WASHINGTON CORPORATION


Address:  3325 South 116th Street       By:   /s/ John Hemmingway
          Suite 161                     Its:  CFO
          Seattle, WA 98168             Date: 2/7/97





                12886 Interurban Avenue South, Seattle, WA 98168
                                 (206) 248-7300

                                   CORPORATE

STATE OF NEW JERSEY,  |
                      | ss.
COUNTY OF HUDSON      |

        On this 13th day of February A.D. 1997, before me personally appeared Yoshifumi Hirai to me known to be the _____________________________________
and _______________________________________ to me known to be the President of Yamato Transport USA INC. the corporation that executed the within and foregoing instrument, and acknowledged the same instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal, the day and year first above written.

                                        /s/ Grace Laurora
                                            ---------------------------
                                            GRACE LAURORA
                                            NOTARY PUBLIC OF NEW JERSEY
                                            My commission expires Aug. 11, 2001

        Notary Public in and for the State of New Jersey, residing at Secaucus.



                                   CORPORATE

STATE OF WASHINGTON,  |
                      | ss.
COUNTY OF KING        |

        On this 11th day of February A.D. 1997, before me personally appeared John Hemingway to me known to be the _____________________________________
and _______________________________________ to me known to be the CEO of
Innova Corporation the corporation that executed the within and foregoing instrument, and acknowledged the same instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal, the day and year first above written.

                                        /s/ Barbara J. Melly
                                            ----------------------
                                            BARBARA J. MELLY

        Notary Public in and for the State of Washington, residing at Seattle.


                                   INDIVIDUAL

STATE OF WASHINGTON,  |
                      | ss.
COUNTY OF KING        |

        This is to certify on this __________ day of _____________________ A.D.
19____, before me the undersigned, a Notary Public in and for the State of Washington, duly commissioned and qualified, personally appeared
_______________________________________________________________________________
_______________________________________________________________________________
_____________________________ to me known to be the individual ____ described in and who executed the within and foregoing instrument, and acknowledged to me that _________________ signed and sealed the same as __________________________
free and voluntary act and deed, for the uses and purposes therein mentioned.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal, the day and year first above written.

                                        ---------------------------------------

        Notary Public in and for the State of Washington, residing at ________.



                                   INDIVIDUAL

STATE OF              |
                      | ss.
COUNTY OF             |

        This is to certify on this __________ day of _____________________ A.D.
19____, before me the undersigned, a Notary Public in and for the State of ____, duly commissioned and qualified, personally appeared
_______________________________________________________________________________
_______________________________________________________________________________
_____________________________ to me known to be the individual ____ described in and who executed the within and foregoing instrument, and acknowledged to me that _________________ signed and sealed the same as __________________________
free and voluntary act and deed, for the uses and purposes therein mentioned.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal, the day and year first above written.

                                        ---------------------------------------

        Notary Public in and for the State of __________, residing at _________.

                                   EXHIBIT A


                            BUSINESS PARK NET LEASE

                               TABLE OF CONTENTS


1.      SALIENT LEASE TERMS . . . . . . . . . . . . . . . . . . . . . . . .  1
2.      PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
3.      TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
4.      PRE-TERM POSSESSION . . . . . . . . . . . . . . . . . . . . . . . .  3
5.      DELAY IN DELIVERY OF POSSESSION . . . . . . . . . . . . . . . . . .  3
6.      MINIMUM RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
7.      TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
8.      COMMON AREAS AND COMMON AREA COSTS  . . . . . . . . . . . . . . . .  5
9.      ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . .  7
10.     PROPERTY INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . 10
11.     LIABILITY INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . 11
12.     INSURANCE POLICY REQUIREMENTS . . . . . . . . . . . . . . . . . . . 12
13.     LESSEE INSURANCE DEFAULT  . . . . . . . . . . . . . . . . . . . . . 12
14.     INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION . . . . . . . . . 12
15.     DESTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
16.     ACCORD AND SATISFACTION . . . . . . . . . . . . . . . . . . . . . . 15
17.     SECURITY DEPOSIT  . . . . . . . . . . . . . . . . . . . . . . . . . 15
18.     USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
19.     COMPLIANCE WITH LAWS AND REGULATIONS  . . . . . . . . . . . . . . . 16
20.     UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
21.     ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
22.     MAINTENANCE AND REPAIRS . . . . . . . . . . . . . . . . . . . . . . 21
23.     CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
24.     EMPLOYEE PARKING  . . . . . . . . . . . . . . . . . . . . . . . . . 23
25.     ABANDONMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
26.     ENTRY BY LESSOR . . . . . . . . . . . . . . . . . . . . . . . . . . 23
27.     SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
28.     DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
29.     REMEDIES UPON DEFAULT . . . . . . . . . . . . . . . . . . . . . . . 24
30.     FORFEITURE OF PROPERTY AND LESSOR'S LIEN  . . . . . . . . . . . . . 26
31.     SURRENDER OF LEASE  . . . . . . . . . . . . . . . . . . . . . . . . 27
32.     LESSOR'S EXCULPATION  . . . . . . . . . . . . . . . . . . . . . . . 27
33.     ATTORNEYS' FEES . . . . . . . . . . . . . . . . . . . . . . . . . . 27
34.     NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
35.     SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
36.     ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . 29
37.     WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
38.     HOLDING OVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
39.     SUCCESSORS AND ASSIGNS  . . . . . . . . . . . . . . . . . . . . . . 30
40.     TIME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
41.     EFFECT OF LESSOR'S CONVEYANCE . . . . . . . . . . . . . . . . . . . 30
42.     TRANSFER OF SECURITY  . . . . . . . . . . . . . . . . . . . . . . . 30
43.     CORPORATE AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . 30
44.     WAIVER OF CALIFORNIA CODE SECTIONS  . . . . . . . . . . . . . . . . 30
45.     WASTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
46.     BANKRUPTCY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
47.     LATE CHARGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
48.     MORTGAGEE PROTECTION  . . . . . . . . . . . . . . . . . . . . . . . 32
49.     MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . 32
50.     WAIVER OF TESTIMONY . . . . . . . . . . . . . . . . . . . . . . . . 34

                             BUSINESS PARK NET LEASE
                         ARTICLE 1. SALIENT LEASE TERMS

THIS LEASE is dated for reference purposes only this 12th day of May 1993.

         1.1.  Rent                Seagate/Gateway North Properties
               Payment:            c/o Kemper/Bedford Ventures Account
                                   P.O. Box 60000
                                   File No. 32253
                                   San Francisco, CA 94160-2253

         1.2.  Parties             Lessor: Seagate/Gateway North Properties,
                                   an Illinois General Partnership
               and                 c/o Kemper Real Estate Mgmt. Co., Inc.
               Notice              12720 Gateway Drive, Suite 107
               Addresses:          Seattle, WA 98168
                                   Kemper Real Estate Management Co., Inc.
                                   3470 Mt. Diablo Blvd.
                                   Lafayette, CA 94549

               Lessee:      YAMATO TRANSPORT U.S.A., INC., a New York
                            Corporation
               Notices:     Yamato Transport     19-26 Hazen Street
                            Flushing, NY 11370
                                        (If more than one party, then the
                                   obligations hereunder shall be joint and several.) (Section 49.12)

         1.3.  Premises:           (A) Name and Location of the Complex:
                                       Gateway North
                                       Building 6
                                       3425 S. 116th Street
                                       Seattle, WA 98168

                                   (B) Leased Premises: Suite 109

                                   (C) Approximately 19,200 Square Feet
                                       (Section 2.2)

         1.4.  Term:               (A) Commencing October 1, 1993
                                   (B) Sixty-Three (63) Months
                                       (Section 3.1)

         1.5.  Rent:               (A) Minimum Monthly:
                                       See Addendum I, Paragraph 1.5(A)
                                       (Section 6.1)

                                   (B) Advance Rent: $7,850.00
                                       (Section 6.2)

         1.6.  Security Deposit:       $10,775.00
                                       (Section 17.1)

         1.7.  Use:                    Premises used solely for General Office,
                                       Storage, and shipment of air and ocean
                                       freight.          (Section  18.1)

         1.8.  Initial Pro Rata        7.21% (19,200/266,356)
                                       (Section 8.3)
         1.8(a) Pro Rata %
                of Building            38.21% (19,200/50,254)

         1.9   Declaration of
               Restrictions:           Date of Recordation ____________________
                                       Book ______________ Page _______________
                                       Document Number ________________________
        1.10.  Contents:           This lease consists of:
                                   Pages 1 through 34
                                   Articles 1 through 50.1
                                   Addenda I, II, III, IV, V
                                   Exhibits:
                                   A - Legal Description of Complex
                                   B - Plan of Complex
                                   B1- Footprint of Building
                                   C - Construction Obligations
                                   C1- Floor Plan of Leased Premises
                                   D - Acknowledgement of Commencement
                                       of Term
                                   E - Rules and Regulations

         The above terms are incorporated in this Lease as indicated above and referenced herein.

         Definitions of the terms in this Lease appear in the following sections: alterations, 21.2; Award, 23.1(c); bankruptcy event, 46.1; Building, 2; Capital Costs, 8.4; Common Area Costs, 8.4; Common Areas, 8.1; Complex, 2; Complex Insurance Premium, 10.3(a); Condemnation, 23.1(a) ; Condemnor, 23.1(d); Date of taking, 23.1(b); debtor, 46.1(a) Decision Period, 23.4; Environmental Laws, 19.3; Hazardous Materials, 19.3(a); Hazardous Use, 19.3(b); Leased Premises, 2; Minimum Monthly Rent, 6.1; Nonterminating Party, 23.4; notice, 34.2; obligor, 34.3; person, 49.2; Plans, 21.2(b); pro rata percent, 8.3; Real Property Taxes, or Taxes, 7.1; rent, 29.2(a); Report, or Hazardous Materials Report, 19.3(c); restrictions, 2.3; Terminating Party, 23.4; Termination Notice, 9.6; Transfer of the Leased Premises, or Transfer, 9.2; uninsured property loss, 15.1; Wetlands, 12.4; Wetlands Laws, 12.4.

                               ARTICLE 2. PREMISES

         2.1. Demising Clause. Lessor hereby leases to Lessee, and Lessee hires from Lessor a portion of the Complex as hereinafter defined.

         2.2. Description. The "Complex" is that parcel of real property, or parcels of real property in common ownership with, and contiguous to, the parcel of which the Leased Premises forms a part, which is described with particularity in Exhibit "A" attached hereto and made a part hereof by reference, and described generally in Section 1.3 (A) hereof. The premises leased herein are described in Section 1.3 (B) and delineated on Exhibit "B", which is attached hereto and made a part hereof by reference, consisting of the approximate amount of square footage as specified in Section 1.3 (C) hereof. The term "Building" shall refer to the Building in which the Leased Premises are located. The portion leased herein to Lessee is hereinafter referred to as the "Leased Premises". Lessor reserves the area beneath and above the Building as well as the exterior thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Leased Premises serving other parts of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein.

         2.3. Covenants, Conditions and Restrictions. The parties agree that this Lease is subject to the effect of (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record; (b) any zoning laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Lessee agrees that as to its leasehold estate, Lessee and all persons in possession or holding



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
under Lessee will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the property (hereinafter the "restrictions"). This Lease is subordinate to the restrictions and any amendments or modifications thereto.

         2.4 Declaration of Restrictions. The Leased Premises are subject to a Declaration of Restrictions as referenced in Section 1.9 hereof.

                                 ARTICLE 3. TERM

         3.1 Commencement Date. The term of this Lease shall commence on the date specified in Section 1.4(A) hereof and shall be for the term specified in
Section 1.4(B) hereof, plus any partial month at the commencement of the term.

         3.2 Acknowledgment of Commencement. After delivery of the Leased Premises to Lessee, Lessee shall execute a written acknowledgment of the date of commencement in the form attached hereto as Exhibit "D" and by this reference it shall be incorporated herein.

                         ARTICLE 4. PRE-TERM POSSESSION

         4.1 Conditions of Entry. In the event the Leased Premises are to be constructed or remodelled by Lessor, Lessor may notify Lessee when the Leased Premises are ready for Lessee's fixturing or Lessee's work, which may be prior to substantial completion of the Leased Premises by Lessor. Lessee may, but shall be under no obligation to, thereupon enter the Leased Premises for such purposes at its own risk, to make such improvements as Lessee shall have the right to make, to install fixtures, supplies, inventory and other property. Lessee agrees that it shall not in any way interfere with the progress of Lessor's work by such entry. Should such entry prove an impediment to the progress of Lessor's work, in Lessor's reasonable judgment, Lessor may demand that Lessee forthwith vacate the Leased Premises until such time as Lessor's work is complete, and Lessee shall immediately comply with this demand.

         During the course of any pre-term possession, whether such pre-term period arises because of an obligation of construction on the part of Lessor, or otherwise, all terms and conditions of this Lease, except for rent and commencement, shall apply, particularly with reference to indemnity by Lessee of Lessor under Article 14 herein for all occurrences within or about the Leased Premises.

                   ARTICLE 5. DELAY IN DELIVERY OF POSSESSION

         5.1 Delay. If Lessor, for any reason whatsoever, cannot deliver possession of the Leased Premises to Lessee at the commencement of the Lease term, this Lease shall not be void or voidable, nor shall Lessor be liable for any loss or damage resulting therefrom, but in that event, there shall be a proportionate reduction of rent covering the period between the commencement of the Lease term and the time when Lessor can deliver possession. The Lease term shall be extended by such delay for an equal period. Notwithstanding the foregoing, in the event that Lessor cannot deliver possession of the Leased Premises within sixty (60) days of the commencement date set forth in Section 1.4(A) (the "Commencement Date") except as a result of "Force Majeure" or "Lessee Delay" (as defined below), Lessee may, upon written notice to Lessor, terminate this Lease and receive a refund of all monies paid by Lessee hereunder.

As used herein, a "Force Majeure" occurrence means any delay resulting from or caused by an Act of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, malicious mischief, inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, litigation not within the reasonable control of Lessor, condemnation, requisition, law, order or regulation of government or civil, military or naval authority, or any other cause (excluding financial inability), whether similar or dissimilar to the foregoing, not within the reasonable control of Lessor.

The term "Lessee Delay" shall mean any delay in the construction of the tenant improvements to be constructed by Lessor pursuant to Exhibit "C" hereto (the "Improvements") caused by (i) any changes in the nature or scope of the Improvements requested by Lessee (including change orders, or changes in the plans and specifications for the Improvements), (ii) Lessee's failure to timely provide Lessor with any needed information on the Improvements, or (iii) Lessee's failure to timely review and, to the extent necessary, approve any space plans, bids, working drawings, construction drawings, finish specifications, and any other plans and/or specifications for the Improvements. The Improvements shall be delivered to Lessee when the Improvements are "Substantially Complete" (as defined below) and are ready for Lessee's occupancy. As used herein, the Improvements shall be deemed to be "Substantially Complete" notwithstanding minor repairs or completion items ("punchlist items") that do not materially interfere with Lessee's use and occupancy of the Leased Premises, when the Improvements are certified as Substantially Complete by Lessor's architect. In the event of any Lessee Delay, the Lease shall be deemed to have commenced, and the obligations of Lessee under the Lease, including without limitation the obligation to pay rent, shall be deemed to have commenced, on the date the Lease would otherwise have commenced had it not been for the Lessee Delay. Any costs and expenses incurred by Lessor as a result of Lessee Delay, including without limitation space planning fees, permit resubmittal fees, increased construction costs, and the like, shall be reimbursed by Lessee to Lessor.

                             ARTICLE 6. MINIMUM RENT

         6.1 Payment. Lessee shall pay to Lessor at the address specified in
Section 1.1, or at such other place as Lessor way otherwise designate, in writing, as "Minimum Monthly Rent" for the Leased Premises the amount specified in Section 1.5(A) hereof, payable in advance on the first day, but not later than the tenth (10th) day, of each month during the Lease term. If the Lease term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly.



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
         All payments of Minimum Monthly Rent (including sums defined as rent in Section 29.2) shall be in lawful money of the United States, and payable without deduction, offset, counterclaim, prior notice or demand.

         6.2 Advance Rent. The amount specified in Section 1.5(B) hereof is paid herewith to Lessor upon execution of this Lease as advance rent, receipt of which is hereby acknowledged, provided, however, that such amount shall be held by Lessor as a "Security Deposit" pursuant to Section 17.1 hereof until it is applied by Lessor to the first Minimum Monthly Rent due hereunder.

         6.3 Late Payment. If during any twelve (12) month period Lessee fails on more than two occasions to make any payment of Minimum Monthly Rent to Lessor on the date when it is due, then Lessor may, by giving written notice to Lessee, require that Lessee pay the Minimum Monthly Rent to Lessor quarterly in advance.

                                ARTICLE 7. TAXES

         7.1 Definition. In this Article 7 the terms "Real Property Taxes" and "Taxes" are used interchangeably. "Real Property Taxes" as used in this Lease shall include all Real Property Taxes on the Building, the Complex, the land on which the Building is situated, and the various estates in the Building and the land, including this Lease, as well as all personal property taxes per paragraph
7.6 below levied on the property used in the operation of the Building or land, whether or not now customary or within the contemplation of the parties to this Lease. "Taxes" also shall include the reasonable cost to Lessor of contesting the amount, validity, or applicability of any Taxes mentioned in this section pertaining to the Leased Premises. Further included in the definition of Taxes herein shall be general and special assessments, fees of every kind and nature, commercial rental tax, levy, penalty or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Lessor in the Leased Premises or in the real property of which the Leased Premises are a part, as against Lessor's right to rent or other income therefrom, or as against Lessor's business of leasing the Leased Premises, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Lessee, of the Leased Premises or any portion thereof, the Building, or the Complex, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes. The term "Real Property Taxes" or "Taxes" shall not include any tax which may be levied upon or against the net income or profits of Lessor or its successors or assigns.

         7.2 Assessments. With respect to any general or special assessments which may be levied upon or against the Leased Premises, the Building, the Complex, or the underlying realty, or which may be evidenced by improvement or other bonds, and which may be paid in annual or semi-annual installments, only the current amount of such installment, prorated for any partial year, and statutory interest, shall be included within the computation of Taxes for which Lessee is responsible hereunder.

         7.3 Separate Assessment. If the Leased Premises are assessed separately by the county assessor or other taxing agency, Lessee shall pay to such agency at least ten (10) business days prior to the business date when such Taxes would be delinquent, all Real Property Taxes as hereinabove defined applicable to the Leased Premises or arising under Section 7.1 above. In the event the Leased Premises share parking and Common Areas with other premises, the provisions of Section 7.4 below shall apply to Taxes thereon.



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
         7.4 Proration. If the Leased Premises are not separately assessed as an individual tax unit as described in the previous section, Lessee shall pay, as additional rent, to Lessor, within ten (10) business days after receipt of billing, its pro rata share of all Real Property Taxes stated in the tax bill in which the Leased Premises are included, including the parking and Common Areas, as well as the improvements on all of said land, or otherwise arising under the provisions of this Article. Pro rata share is defined as that fraction the numerator of which is the square footage in the Leased Premises and the denominator of which is the gross leasable area included within the tax bill.

         7.5 Estimated Payments. Lessor may, at its option, estimate the amount of Taxes next due and collect from Lessee on a monthly or quarterly basis, at Lessor's option, the amount of Lessee's estimated tax obligation. Such estimate must be reasonable and based upon the prior year's costs. On or before March 1 of each year during the term, Lessor shall provide Lessee with a reconciliation of Lessee's account with respect to such estimated tax payments. In event it is established upon such reconciliation that Lessee has not paid sufficient amount in estimated tax payments to cover its pro rata share for the year in question, Lessee shall pay to Lessor the full amount of any such shortage within ten (10) business days of date of billing, If it is established that Lessee has made an overpayment of its tax obligation upon such reconciliation, Lessee shall receive, a refund.

        7.6 Personal Property Taxes. Lessee shall pay prior to delinquency all Taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Leased Premises or elsewhere. When possible, Lessee shall cause such trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor Taxes attributable to Lessee within ten (10) business days after receipt of a written statement setting forth the Taxes applicable to Lessee's property.

        7.7 Net Rent. It is the intention of Lessor and Lessee that the rental received by Lessor be net of any Taxes of any sort to be paid by Lessor, subject to the exclusions stated in Section 7.1. In the event it shall not be lawful for Lessee to reimburse Lessor for any of the Taxes covered by this Article, the Minimum Monthly Rent payable to Lessor under the terms of this Lease shall be increased by the amount of the portion allocable to Lessee so as to net to Lessor the amount which would have been receivable by Lessor if such tax had not been imposed, which amount would be based upon the prior year's taxes.

                 ARTICLE 8. COMMON AREAS AND COMMON AREA COSTS

        8.1 Definition of Common Areas. The term "Common Areas" as used herein means all areas and facilities outside the Leased Premises, within the exterior boundaries of the Complex, that are provided and designated by Lessor from time to time for the general use and convenience of Lessee and of other tenants of Lessor leaving the common use of such areas, and their respective authorized representatives and invitees. Common Areas include, without limitation, driveways, parking areas, sidewalks, and landscaped areas, all as generally described on Exhibit "B" attached hereto. Exhibit "B" is tentative and Lessor reserves the right to make alterations thereto from time to time, provided such alterations do not materially adversely limit or otherwise materially adversely impede Lessee's access to the Leased Premises.

        8.2 Rights and Duties of Lessor. Lessor shall, in a manner it deems proper in its reasonable opinion, maintain the Common Areas, estab-



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
lish and enforce uniformly reasonable rules and regulations concerning such areas, close any of the Common Areas to whatever extent required in the opinion of Lessor's counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including, without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional Buildings thereupon, provided such changes do not materially adversely limit or otherwise materially adversely impede Lessee's access to the Leased Premises. Lessee hereby acknowledges that Lessor is under no obligation to provide security for the Common Areas but may do so at its option.

        8.3 Payment by Lessee. Lessee shall pay to Lessor, as additional rent, its proportionate share of Common Area Costs as hereinafter defined, within ten (10) business days of receiving a bill therefor from Lessor, but no more frequently than monthly. Lessee's proportionate share (or "pro rata %") shall be that fraction of Common Area Costs the numerator of which is the number of square feet in the Leased Premises and the denominator of which is the gross leasable area of buildings in the Complex having the use of the Common Areas. Lessee's initial pro rata % of Common Area Costs is stated in
Section 1.8. Lessor may bill Lessee estimated charges in accordance with
Section 8.5. Notwithstanding the preceding provisions of this Section 8.3, Lessee's proportionate share as to certain expenses included in Common Area Costs may be calculated differently to yield a higher percentage share for Lessee as to certain expenses in the event Lessor permits other tenants in the Complex to incur such expenses directly rather than have Lessor incur the expense in common for the Complex. In such case Lessee's proportionate share of the applicable expense shall be calculated as having as its denominator the gross leasable area of all Premises in the Complex less the gross leasable area of all Premises in the Complex less the gross leasable area of tenants who have incurred such expense directly. In any case where Lessee, with Lessor's consent, incurs such expenses directly, Lessee's proportionate share of Common Area Costs will be calculated specially so that expenses of the same character which are incurred by Lessor for the benefit of other tenants in the Complex shall not be pro-rated to Lessee. Nothing herein shall imply that Lessor will permit lessee or any other tenant of the Complex to incur Common Area Costs. Any such permission shall be in the sole discretion of Lessor, which Lessor may grant or withhold in its arbitrary judgment.

        8.4 Definition of Common Area Costs. "Common Area Costs" means all sums (including "Capital Costs" as hereinafter defined and to the extent stated herein) expended by lessor for the supervision, maintenance, repair, replacement and operation of the Complex, painting the exterior walls of the buildings in the Complex, as well as liability insurance premiums and security services for the Complex, community association dues or assessments and/or property owner's association dues and assessments which may be imposed upon Lessor by virtue of any recorded instrument affecting title of the Complex, plus an allowance of three percent (3%) of the gross rental revenue of the Complex to Lessor for a management fee. Capital Costs are defined as those expenditures which do not normally recur more frequently than at five (5) year intervals in the normal course of operation and maintenance of the Complex. Notwithstanding anything above which may be to the contrary, Common Area Costs shall include a portion of all Capital Costs, representing any costs of capital improvements made by Lessor to the Complex for the purpose of reducing recurring expenses or utility costs and from which Lessee can expect a reasonable benefit, or that are required by governmental law, ordinance, regulation or mandate, not applicable to the Complex at the time of the original construction. The portion thereof to be included each year in Common Area Costs shall be that fraction allocable to the calendar year in question calculated by amortizing the cost over the reasonably useful life of such improvement, as determined by Lessor, with interest on the unamortized balance at the Prime Rate published by Bank of America in San Francisco, California plus one percent (1%) or such higher rate as may have been paid by Lessor for funds borrowed for the purpose of constructing such improvements, but in no event to exceed the highest rate permissible by law.

        8.5 Estimated Payments. Lessor shall have the right, at its option, to estimate Lessee's pro rata share of Common Area Costs due in the future from Lessee and to collect from Lessee on a monthly or quarterly basis, as Lessor may elect, the amount of Lessee's estimated pro rata share of such costs. Such estimate must be reasonable and based upon the prior year's costs. Lessor shall provide Lessee with a reconciliation of Lessee's account at least annually, and if such reconciliation shall indicate that Lessee's account is insufficient to satisfy Lessee's pro rata share of Common Area Costs for the period estimated, Lessee shall immediately pay to Lessor any deficiency. Upon receipt of written notice from Lessee, Lessor shall provide Lessee with a detailed list of expenses relating to such reconciliation. Any excess in such account indicated by the reconciliation shall be refunded to Lessee.

        8.6 Refuse Disposal. Lessee shall arrange and pay for Refuse Disposal service at the Leased Premises. Lessee shall pay Lessor, within ten (10) business days of being billed therefor, for the removal from the Leased Premises, the Building, or the Complex, of any refuse or rubbish which Lessee shall fail to have removed.

                     ARTICLE 9.  ASSIGNMENT AND SUBLETTING

        9.1 Lease is Personal. The purpose of this Lease is to transfer possession of the Leased Premises to Lessee for Lessee's personal use in return for certain benefits, including rent, to be transferred to the Lessor. Lessee's right to assign or sublet as stated in this Article is subsidiary and incidental to the underlying purpose of this Lease. Lessee acknowledges and agrees that it has entered into this Lease in order to acquire the Leased Premises for its own personal use and not for the purpose of obtaining the right to convey the leasehold to others.

        9.2 "Transfer of the Leased Premises" Defined. The terms "Transfer of the Leased Premises" or "Transfer" as used herein shall include any assignment of all or any part this Lease (including assignment by operation of law), subletting of all or any part of the Leased Premises or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Leased Premises, including without limitation, concession, mortgage, devise, hypothecation, agency, franchise or management agreement, or to suffer any other person (the agents and servants of Lessee excepted) to occupy or use the said Leased Premises or any portion thereof. If Lessee is a corporation which is not deemed a public corporation, or is an unincorporated association or partnership, or Lessee consists of more than one party, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, partnership or ownership interest, in the aggregate in excess of fifty percent (50%), shall be deemed a Transfer of the Leased Premises.

        9.3 No Transfer Without Consent. Lessee shall not suffer a Transfer of the Leased Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Lessor, and a consent to one Transfer of the Leased Premises shall not be deemed to be a consent to any subsequent Transfer of the Leased Premises. Any Transfer of the Leased Premises without such consent shall be void, and shall, at the option of Lessor, terminate this Lease.

        9.4  When Consent Granted.

             (a) The consent of Lessor to a Transfer may not be unreasonably withheld, provided should Lessor withhold its consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable:



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
                           (i) Financial strength of the proposed transferee
is not at least equal to that of Lessee at the time of execution of this Lease;

                           (ii) A proposed transferee whose occupation of the
Leased Premises would cause a diminution in the reputation of the Complex or the other businesses located therein;

                           (iii) A proposed transferee whose impact on the
common facilities or the other occupants of the Complex would be materially disadvantageous; or

                           (iv) A proposed transferee whose occupancy will
require a variation in the terms of the Lease.

                  (b) Notwithstanding the foregoing, Lessee shall have the right, without the consent of Lessor, but upon prior written notice to Lessor, to assign this Lease to a parent company or a company incorporated or to be incorporated by Lessee, provided that Lessee owns or beneficially controls all the issued and outstanding shares of capital stock of the company.

         9.5 Procedure for Obtaining Consent.

                  (a) Lessor need not commence its review of any proposed Transfer, or respond to any request by Lessee with respect to such, unless and until it has received from Lessee adequate descriptive information concerning the business to be conducted by the proposed transferee, the transferee's financial capacity, and such other information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including without limitation, the following:

                           (i) The past two years' Federal Income Tax returns of
the proposed transferee (or in the alternative the past two years' audited annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant);

                           (ii) Banking references of the proposed transferee;

                           (iii) A resume of the business background and
experience of the proposed transferee;

                           (iv) At least two (2) business and two (2) personal
references for the proposed transferee;

                           (v) An executed copy of the instrument by which
Lessee proposes to effectuate the Transfer.

                           (vi) A certified statement, including the
calculation, of the amount of unamortized cost of Lessee's leasehold improvements to the Leased Premises.

                  (b) Lessee shall reimburse Lessor as additional rent for Lessor's reasonable costs and attorneys' fees incurred in conjunction with the processing and documentation of any proposed Transfer of the Leased Premises, whether or not consent is granted.

         9.6 Recapture. By written notice to Lessee (the "Termination Notice") within twenty (20) business days following submission


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
to Lessor by Lessee of the information specified in Section 9.5, Lessor may (1) terminate this Lease in the event of an assignment of this Lease or sublet of the entire Leased Premises, or (2) terminate this Lease as to the portion of the Leased Premises to be sublet, if the sublet is to be of less than the entire Leased Premises. Upon the termination date of this Lease, if Lessor exercises its rights under this Section 9.6, Lessor shall pay to Lessee the unamortized cost of Lessee's leasehold improvements multiplied by that fraction the numerator of which is the Rentable Area for assignment or sublease, and the denominator of which is the Rentable Area of the entire Leased Premises before such Transfer. In the event Lessor elects to terminate under the provisions hereof, and the area to be terminated is less than the entire Leased Premises, an amendment to this Lease shall be executed in which Lessee's obligations for rent and other charges shall be reduced in proportion to the reduction in the size of the Leased Premises caused thereby to the portion of the Leased Premises offered for sublease by restating the description of the Leased Premises, and its monetary obligations hereunder shall be reduced by multiplying such obligations by a fraction, the numerator of which is the Rentable Area of the Leased Premises offered for sublease and the denominator of which is the Rentable Area of the Leased Promises immediately prior to such termination. For purposes hereof, the term "Rentable Area" of a floor shall mean all areas available or held for the exclusive use and occupancy of the occupants or future occupants of the Complex, measured from the inside finished surface of the dominant portion of the permanent outer Building walls, excluding stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like, and their enclosing walls, which serve more than one floor of the Building, but not stairs, dumbwaiters, lifts, and the like, exclusively serving a tenant occupying offices on more than one floor. No deductions shall be made for columns and projections necessary to the Building. For purposes hereof, the Rentable Area of an office on a floor shall be computed by multiplying (a) the number of square feet computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from similar adjoining areas, and to the inside finished surface of the permanent outer Building walls ("Usable Area") by (b) that fraction the numerator of which is Rentable Area and the denominator of which is Usable Area.

         9.7 Effect of Transfer. If Lessor consents to a Transfer, the following conditions shall apply:

                  (a) Each and every covenant, condition or obligation imposed upon Lessee by this Lease and each and every right, remedy or benefit afforded Lessor by this Lease shall not be impaired or diminished as a result of such Transfer.

                  (b) on a monthly basis, any sums of money, or other economic consideration received by Lessee from the Transferee in such month (whether or not for a period longer than one month), including higher rent, bonuses, key money, or the like which exceed, in the aggregate, the total sums which Lessee pays Lessor under this Lease in such month, or the prorated portion thereof if the Leased Premises transferred is less than the entire Leased Premises, shall be payable fifty percent (50%) to Lessor and fifty percent (50%) to Lessee, and Lessor's share shall be paid with Lessee's payment of Minimum Monthly Rent,

                  (c) No Transfer, whether or not consent of Lessor is required hereunder, shall relieve Lessee of its primary obligation to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any Transfer of the Leased Promises.

                  (d) If Lessor consents to a sublease, such sublease shall not extend beyond the expiration of the term of this Lease,

                  (e) No Transfer shall be valid and no transferee shall take possession of the Leased Premises or any part thereof unless, within ten
(10) business days after the execution of the documentary evidence thereof, Lessee shall deliver to Lessor a duly executed duplicate original of the Transfer instrument in form reasonably satisfactory to Lessor which provides that (i) the transferee assumes Lessee's obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, (ii) such transferee will, at Lessor's election, attorn directly to Lessor in the event Lessee's Lease is terminated for any reason on the terms set forth in the instrument of transfer and (iii) such instrument of transfer contains such other assurances as Lessor reasonably deems necessary.

                         ARTICLE 10. PROPERTY INSURANCE

         10.1 Use of Premises. No use shall be made or permitted to be made on the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the Building in which the Leased Premises are located or upon any other Building in the Complex or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Lessee sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the standard form of "All-Risk" fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and commercial general liability insurance, covering the Leased Premises, the Building, or the Complex.

         10.2 Increase in Premiums. Lessee agrees to pay to Lessor, as additional rent, any increase in premiums on policies which may be carried by Lessor on the Leased Premises, the Building or the Complex, or any blanket policies which include the Building or Complex, covering damage thereto and loss of rent caused by fire and other perils above the rates for the least hazardous type of occupancy for industrial warehousing, office and distribution operations. Lessee further agrees to pay Lessor, as additional rent, any increases in such premiums resulting from the nature of Lessee's occupancy or any act or omission of Lessee. All payments of additional rent by Lessee to Lessor pursuant to this Section 10.2 shall be made within ten
(10) business days after receipt by Lessee of Lessor's billing therefor.

         10.3 Pro Rata Share of Premiums.

                  (a) Lessee shall pay to Lessor, during the term hereof, as additional rent, its pro rata share of the insurance premiums for any property insurance carried by Lessor covering the Complex (the "Complex Insurance Premium"). Such pro rata share is defined as that fraction of the insurance premiums the numerator of which is the total square footage in the Leased Premises and the denominator of which is the total square footage in all premises to which the Complex Insurance Premium is applicable. In the event that the property insurance carried by Lessor covering the Complex is a blanket policy in which other properties not related to the Complex are included, the Complex Insurance Premium shall be calculated as that portion of such blanket policy insurance premium which, in Lessor's good faith judgment, is properly allocable to the complex. The sum due under this subsection shall be in addition to that which may be due under the previous section of this Lease.

                  (b) Lessee shall pay any such premium portion to Lessor within ten (10) business days after receipt by Lessee of Lessor's billing therefor. Lessor shall provide Lessee with a certificate of insurance for the Complex within thirty (30) days of receipt of Lessee's written request.

        10.4 Estimated Payments. Lessor may, at its option, estimate the amount of insurance premiums for property insurance to be due in the future from Lessee and collect from Lessee on a monthly or quarterly basis, at Lessor's option, the amount of Lessee's estimated insurance premium obligation. Said estimate shall be reasonable and based upon the prior year's premiums. Prior to March 1 of each year, Lessor shall provide Lessee with a reconciliation of Lessee's account along with a billing for any shortage in the event of a deficiency or refund, if an overpayment has been made by Lessee.

        10.5 Personal Property Insurance. Lessee shall maintain in full force and effect on all of its fixtures, furniture and equipment and other business personal property in the Leased Premises a policy or policies providing protection against any peril included within the classification "All Risk" to the extent of at least ninety percent (90%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a coinsurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than Ten Thousand Dollars ($10,000.00). Lessee shall also insure in the same manner the physical value of all its leasehold improvements and alterations in the Leased Premises. During the term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Lessor shall have no interest in said insurance, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Lessee. Lessee shall also maintain business interruption insurance and insurance for all plate glass upon the Leased Premises. All insurance specified in this Section 10.5 to be maintained by Lessee shall be maintained by Lessee at its sole cost.


                        ARTICLE 11.  LIABILITY INSURANCE

        11.1 Lessee's Insurance. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease, a commercial general liability insurance policy insuring Lessee against the risks of bodily injury and property damage, personal injury, contractual liability, owned and nonowned automobile liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence with a TWO MILLION DOLLAR ($2,000,000.00) annual aggregate and an umbrella policy of THREE MILLION DOLLARS ($3,000,000.00) any one occurrence. Lessor and any lender or other party in interest designated by Lessor shall be named as additional insured(s). The policy shall contain cross-liability endorsements and shall insure performance by Lessee of the indemnity provisions of this Lease; shall be primary, not contributing with, and not in excess of coverage which Lessor may carry; shall state that Lessor is entitled to recovery for the negligence of Lessee even though Lessor is named as an additional insured; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insured; and shall afford coverage after the term of this Lease (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the term of this lease. The limits of said insurance shall not limit any liability of Lessee hereunder.

         11.2 Worker's Compensation Insurance. Lessee shall carry Workers' Compensation Insurance as required by law, including an employers' liability endorsement.

                    ARTICLE 12. INSURANCE POLICY REQUIREMENTS

         12.1 General Requirements. All insurance policies required to be carried by Lessee hereunder shall conform to the following requirements:

                  (a) The insurer in each case shall carry a designation in "Best's Insurance Reports" as issued from time to time throughout the term as follows: Policyholders' rating of A; financial rating of not less than VII;

                  (b) The insurer shall be qualified to do business in the state in which the Leased Premises are located;

                  (c) The policy shall be in a form and include such endorsements as are reasonably acceptable to Lessor;

                  (d) Certificates of insurance shall be delivered to Lessor at commencement of the term and certificates of renewal, at least thirty (30) days prior to the expiration of each policy;

                  (e) Each policy shall require that Lessor be notified in writing by the insurer at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.

                      ARTICLE 13. LESSEE INSURANCE DEFAULT

         13.1 Rights of Lessor. In the event that Lessee fails to obtain any insurance required of it under the terms of this Lease, Lessor may, at its option, but is not obligated to, obtain such insurance on behalf of Lessee and bill Lessee, as additional rent, for the cost thereof. Payment shall be due within ten (10) business days of receipt of the billing therefor by Lessee.

         ARTICLE 14. INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

         14.1 Intent and Purpose. This Article 14 is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance, Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.

         14.2 Waiver of Subrogation. Lessor and Lessee release each other, and their respective authorized representatives, from any claims for damage to any person or to the Leased Premises and the Building and other improvements in which the Leased Premises are located, and to the furniture, fixtures, and other business personal property, Lessee's improvements and alterations of either Lessor or Lessee, in or on the Leased Premises and the Building and other improvements in which the Leased Premises are located, including loss of income, that are caused by or result from risks insured or required under the terms of this Lease to be insured against under any property insurance policies carried or to be carried by either of the parties,

         14.3 Form of Policy. Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by any peril included within the classification "All Risk" which is insured against under any property insurance policy carried under the terms of this Lease. If any such insurance policy cannot be obtained with a waiver of subrogation without payment of an additional premium charge above that charged by the insurance companies issuing such policies without waiver of subrogation, the party receiving the benefit shall elect to either forfeit the benefit or shall pay such additional premium to the insurance carrier requiring such additional premium.

        14.4 Indemnity. Lessee, as a material part of the consideration to be rendered to Lessor, shall indemnify, defend, protect and hold harmless Lessor against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind which may be brought or imposed upon Lessor or which Lessor may pay or incur by reason of injury to person or property, from whatever cause, all or in any way connected with the condition or use of the Leased Premises, or the improvements or personal property therein or thereon, including without limitation any liability or injury to the person or property of Lessee, its agents, officers, employees or invitees. Lessee agrees to indemnify, defend and protect Lessor and hold its harmless from any and all liability, loss, cost or obligation on account of, or arising out of, any such injury or loss however occurring, including breach of the provisions of this Lease and the negligence of the parties hereto. Nothing contained herein shall obligate Lessee to indemnify Lessor against its own sole or gross negligence or willful acts, for which Lessor shall indemnify Lessee.

        14.5 Defense of Claims. In the event any action, suit or proceeding is brought against Lessor by reason of any such occurrence, Lessee, upon Lessor's request, will at Lessee's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Lessee or by the insurer whose policy covers the occurrence and in either case reasonably approved by Lessor. The obligations of Lessee under this Section arising by reason of any occurrence taking place during the Lease term shall survive any termination of this Lease.

        14.6 Waiver of Claims. Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages or injury, as described below, from any cause arising at any time, including breach of the provisions of this Lease and the negligence of the parties hereto:

                (a) damages to goods, wares, merchandise and loss of business in, upon or about the Leased Premises and injury to Lessee, its agents, employees, invitees or third persons, in, upon or about the Leased Premises; and

        Nothing contained herein shall obligate Lessee to waive claims against Lessor for damages or injury resulting from Lessor's own (i) sole negligence,
(ii) gross negligence, or (iii) willful acts.

        14.7 References. Wherever in this Article the term Lessor or Lessee is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its officers, directors, employees, partners and agents.

                            ARTICLE 15.  DESTRUCTION

        15.1 Rights of Termination. In the event the Leased Premises suffers (a) an "uninsured property loss" (as hereinafter defined), or (b) a property loss which cannot be repaired within one hundred twenty (120) days from the date of destruction under the laws and regulations of state, federal, county or municipal authorities, or other authorities with jurisdiction, Lessor may terminate this Lease as at the date of the damage upon written notice to Lessee following the casualty. In the event of a property loss to the Leased Premises which cannot be repaired within one hundred twenty (120) days of the occurrence thereof, Lessee shall have the right to terminate the Lease by written notice to Lessor within twenty (20) days following notice from Lessor that the time for restoration shall exceed one hundred twenty (120) days. For purposes of this Lease, the term "uninsured property loss" shall mean any loss arising from a peril not covered by the standard form of "All Risk" property insurance policy.

         15.2 Repairs. In the event of a property loss which may be repaired within one hundred twenty (120) days from the date of the damage, or, in the alternative, in the event the parties do not elect to terminate this Lease under the terms of Section 15.1 above, then this Lease shall continue in full force and effect and Lessor shall forthwith undertake to make such repairs to reconstitute the Leased Premises to as near the condition as existed prior to the property loss as practicable. Such partial destruction shall in no way annul or void this Lease except that Lessee shall be entitled to a proportionate reduction of Minimum Monthly Rent following the property loss and until the time the Leased Premises are restored. Such reduction shall be an amount which reflects the degree of interference with Lessee's business. So long as Lessee conducts its business in the Leased Premises, there shall be no abatement until the parties agree on the amount thereof. If the parties cannot agree within forty-five (45) days of the property loss, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Lessor shall within ten (10) days thereafter refund to Lessee any sums due in respect of the reduced rental from the date of the property loss. Lessor's obligations to restore shall in no way include any construction originally performed by Lessee or subsequently undertaken by Lessee, but shall include solely that property constructed by Lessor prior to commencement of the term hereof.

         l5.3 Repair Coats. The cost of any repairs to be made by Lessor, pursuant to Section 15.2 of this Lease, shall be paid by Lessor utilizing available insurance proceeds. Lessee shall reimburse Lessor upon completion of the repairs for any deductible for which no insurance proceeds will be obtained under Lessor's insurance policy, or if other premises are also repaired, a pro rata share based on total costs of repair equitably apportioned to the Leased Premises. Lessee shall, however, not be responsible to pay any deductible or its share of any deductible to the extent that Lessee's payment would be in excess of $5,000 if Lessee's consent has not been received by Lessor, unless such denial of consent by Lessee is unreasonable.

         15.4 Waiver. Losses hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Lessor is obligated to repair or may elect to repair under the terms of this Article. Further, in event of a property loss occurring during the last year of the original term hereof or of any extension, Lessor need not undertake any repairs and may cancel this Lease unless Lessee has the right under the terms of this Lease to extend the term for an additional period of at least five (5) years and does so within thirty (30) days of the date of the property loss.

         15.5 Lessor's Election. In the event that the Complex or Building in which the Leased Premises is situated be destroyed to the extent of not less than thirty-three and one-third percent (33-1/3%) of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Leased Premises be injured or not, in the same manner as in Section 15.1 above. At all events, a total destruction of the Complex of which the Leased Premises form a part, or the Leased Promises itself, shall terminate this Lease.

                       ARTICLE 16. ACCORD AND SATISFACTION

         16.1 Acceptance of Payment. No payment by Lessee or receipt by Lessor of a lesser amount of Minimum Monthly Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Lessor may accept any partial payment from Lessee without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given.

                                 ARTICLE 18. USE

         18.1 Permitted Use. The Leased Premises may be used and occupied only for the purposes specified in Section 1.7 hereof, and for no other purpose or purposes. Lessee shall promptly comply with all laws, ordinances, orders and regulations affecting Lessee's use and/or occupancy of the Leased Premises, their cleanliness, safety, occupation and use.

                ARTICLE 19. COMPLIANCE WITH LAWS AND REGULATIONS

         19.1 Lessee's Obligations. Lessee, shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Lessee's use and/or occupancy of the Leased Premises, and shall faithfully observe in the use of the Leased Premises all municipal ordinances and state and federal statutes now in force or which may hereafter be in force, The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that any such ordinance or statute pertaining to the Leased Premises has been violated, shall be conclusive of that fact as between Lessor and Lessee.

         19.2 Condition of Premises. Subject to Lessor's work, if any, as referred to in Exhibit "C" to this Lease, and subject to Section IV of Addendum to Lease, Lessee hereby accepts the Leased Premises in the condition existing as of the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the Leased Premises.

         19.3 Hazardous Materials.

              (a) Hazardous Materials & Defined. As used herein, the term "Hazardous Materials" shall mean (i) any hazardous or toxic wastes, materials or substances, and any other pollutants or contaminants, which are or may become regulated by any applicable local, state or federal laws, including but not limited to, 00 U.S.C. Section 1251 et seq., 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 7401 et seq., 42 U.S.C. Section 9601 et seq., or any successor(s) thereto (collectively "Environmental Laws"); (ii) petroleum; (iii) asbestos;
(iv) polychlorinated biphenyls; and (v) radioactive materials.

              (b) Use, etc., of Hazardous Materials. Lessee agrees that during the Term of this Lease, there shall be no use, presence, disposal, storage, generation (collectively "Hazardous Use"), or intentional Release, as defined in 42 U.S.C. Section 9601 (22), or any successors) thereto, or threatened Release of Hazardous Materials brought onto the Complex or stored, generated or used in the Leased Premises by Lessee, its employees, agents, contractors, invitees, subtenants and/or assigns on, from or under the Leased Premises except to the extend that, and in accordance with such conditions as, Lessor may have previously approved in writing. It is further agreed that Lessee shall be entitled to use and store only those Hazardous Materials which are necessary for Lessee's business, provided that such usage and storage is in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto, Lessee shall not be entitled to install any tanks under, on or about the Leased Premises for the storage of Hazardous Materials without the express written consent of Lessor, which may be given or withheld in Lessor's sole arbitrary judgment. For the purposes of this Section 19.3, the terms Hazardous Use and Release shall include Hazardous Use (s) and/or Release (s) of Hazardous Materials brought onto the Complex or stored, generated or used in the Leased Premises by Lessee, its employees, agents, contractors, invitees, subtenants and/or assigns on, from or under the Leased Premises by any and all lessees, occupants, and/or users of the Leased Premises (except Lessor), whether known or unknown to Lessee.

              (c) Hazardous Materials Report; When Required. Lessee shall submit to Lessor a written report with respect to Hazardous Materials ("Report") in the form prescribed in subparagraph (d) below on the following dates:

                  (iii) At any time within ten (10) days after written request by Lessor, and

                  (iv) At any time when there has been or is planned any condition which constitutes or would constitute a change in the information submitted in the most recent Report, including any notice of violation as referred to in subparagraph (d) (vii) below.

              (d) Hazardous Materials Report; Contents. The Report shall contain, without limitation, the following information:

                  (i) Whether on the date of the Report and (if applicable) during the period since the last Report there has been any Hazardous Use on, from or under the Leased Premises.

                  (ii) If there was such Hazardous Use, the exact identity of the Hazardous Materials, the dates upon which such materials were brought upon the Leased Premises, the dates upon which the Hazardous Materials were removed therefrom, and the quantity, location, use and purpose thereof.

                  (iii) If there was such Hazardous Use, any governmental permits maintained by Lessee with respect to such Hazardous Materials, the issuing agency, original date of issue, renewal dates (if any) and expiration dates. Copies of any such permits and applications therefore shall be attached.

                  (iv) If there was such Hazardous Use, any governmental reporting or inspection requirements with respect to such Hazardous Materials, the governmental agency to which reports are made and/or which conducts inspections, and the dates of all such reports and/or inspections (if applicable) since the last Report. Copies of any such reports shall be attached.

                  (v) If there was such Hazardous Use, identification of any operation or business plan prepared for any government agency with respect to Hazardous Uses.

                  (vi) Any liability insurance carried by Lessee with respect to Hazardous Materials, the insurer, policy number, date of issue, coverage amounts, and date of expiration. Copies of any such policies or certificates of coverage shall be attached.

                  (vii) Any notices of violation of Environmental Laws, written or oral, received by Lessee from any governmental agency since the last Report, the date, name of agency, and description of violation. copies of any such written notices shall be attached

                  (viii) Such other pertinent information or documents as are requested by Lessor in writing.

              (e) Release of Hazardous Materials; Notification and Cleanup. If at any time during the term Lessee knows or believes that any Release of Hazardous Materials has come or will come to be located upon, about, or beneath the Leased Premises, then Lessee shall, as soon as reasonably possible, either prior to the Release or following the discovery thereof by Lessee, give verbal and follow-up written notice of that condition to Lessor. Lessee covenants to investigate, clean up and otherwise remediate any Release by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns of Hazardous Materials at Lessee's cost and expense; such investigation, cleanup and remediation shall be performed only after Lessee has obtained Lessor's written consent, which shall not be unreasonably withheld; provided, however, that Lessee shall be entitled to respond immediately to an emergency without first obtaining Lessor's written consent. All cleanup and remediation shall be done to the reasonable satisfaction of Lessor. It is the express intention of the parties hereto that Lessee shall be liable under this
Section 19.3(e) for any and all conditions covered hereby which involve Hazardous Materials brought onto the complex by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns (except for conditions caused by the acts or omissions of Lessor, its employees, agents, representatives, contractors, invitees) or were caused or created by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns.

              (f) Inspection and Testing by Lessor. Lessor shall have the right at all times during the term of this Lease to (i) inspect the Leased Premises, and to (ii) conduct tests and investigations to determine whether Lessee is in compliance with the provisions of this Section. Except in case of emergency, Lessor shall give reasonable notice to Lessee before conducting any inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Lessee, if Lessor reasonably believes them to be necessary, Neither any action nor inaction on the part of Lessor pursuant to this Section 19.3 (f) shall be deemed in any way to release Lessee from, or in any way modify or alter, Lessee's responsibilities, obligations, and/or liabilities incurred pursuant to Section 19.3 hereof.

              (g) Indemnity. Lessee shall indemnify, defend and hold Lessor harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultants' fees) arising from or related to Hazardous Use or Release of Hazardous Materials brought onto the Complex by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns (except for conditions caused by the acts or omissions of Lessor, its employees, agents, representative, subcontractors or invitees) caused by the acts or omissions of any persons or entities whatsoever, whether related or unrelated to Lessee, or any other Hazardous Use or Release of Hazardous Materials caused by the acts or omissions of Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns. Lessee warrants that it is leasing the Premises "as-is, where-is," that it has thoroughly inspected the Leased Premises prior to execution of the Lease, and that it intends to act as an insurer with respect to the Hazardous Use or Release of Hazardous Materials on, under or about the Leased Premises.

        19.5 Indemnity. Lessee agrees to indemnify, defend, protect and hold harmless Lessor, its directors, officers, employees, partners, and agents from and against any and all losses, claims, demands, actions, damages (whether direct or consequential), penalties, liabilities, costs and expenses, including all reasonable attorney's fees and legal expenses, arising out of any violation or alleged violation of any of the laws or regulations referred to in this
Article 19, or breach of the provisions of this Article by Lessee, its employees, agents, representatives, contractors, invitees, subtenants and/or assigns.

                             ARTICLE 20. UTILITIES

         20.1 Payment by Lessee. Lessee, from the time it first enters the Leased Premises for the purpose of setting fixtures, or from the commencement of this Lease, whichever date shall first occur, and throughout the term of this Lease, shall pay all charges including connection fees for water, gas, heat, sewer, power, telephone services and any other utility supplied to or consumed in or on the Leased Premises. Lessee shall not allow refuse, garbage or trash to accumulate outside of the Leased Premises except on the day of scheduled scavenger pick-up services, and then only in areas reasonably designated for that purpose by Lessor. Lessor shall not be responsible or liable for any interruption in utility services, nor shall such interruption affect the continuation or validity of this Lease,

         20.2 Separate Meters. Lessor reserves the right to install separate meters at Lessor's expense for any utility servicing the Leased Premises for which a meter is not presently installed, in which event Lessee shall make payments, when due, directly to the utility involved.

         20.3 Joint Meters. If any utility services are not separately metered to Lessee, Lessee shall pay a proportion to be reasonably determined by Lessor of all charges jointly metered with other leased premises or occupants in the Complex, All payments to Lessor in respect thereof shall be due within ten (10) business days after receipt of the billing by Lessee.

                             ARTICLE 21. UTILITIES

         21.1 Consent of Lessor; Ownership. Lessee shall not make, or suffer to be made, any alterations to the Leased Premises, or any part thereof, without the written consent of Lessor first had and obtained, which consent will not be unreasonably withheld or delayed. Consent shall not be required for Alterations costing less than Five Thousand Dollars ($5,000.00) per calendar year. Any additions to, or alterations of the Leased Premises, except trade fixtures, shall upon expiration or termination of this Lease become a part of the realty and belong to Lessor. Except as otherwise provided in this Lease, Lessee shall have the right to remove its trade fixtures placed upon the Leased Premises provided that Lessee restores the Leased Premises as indicated below.

         21.2 Requirements. Any alterations, additions or installations performed by Lessee (hereinafter collectively "alterations") shall be subject to strict conformity with the following requirements:

              (a) All alterations shall be at the sole cost and expense of Lessee;

              (b) Prior to commencement of any work of alteration, Lessee shall submit detailed plans and specifications, including working drawings (hereinafter referred to as "Plans"), of the proposed alterations, which shall be subject to the reasonable consent of Lessor in accordance with the terms of
Section 21.1 above; which approval or disapproval shall be delivered to Lessee within ten (10) business days;

              (c) Following approval of the Plans by Lessor, Lessee shall give Lessor at least ten (10) days' prior written notice of commencement of work in the Leased Premises so that Lessor may post notices of non-responsibility in or upon the Leased Premises as provided by law;

              (d) No alterations shall be commenced without Lessee having previously obtained all appropriate permits and approvals required by and of Governmental agencies;

              (e) All alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with the Plans previously approved by Lessor and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alterations is to be of the most suitable grade for the purpose intended;

              (f) Lessee must obtain the prior written approval from Lessor for Lessee's contractor prior to commencement of the work which approval shall not be unreasonably withheld or delayed. Lessee's contractor shall maintain all of the insurance reasonably required by Lessor, including, without limitation, commercial general liability and workers' compensation. The limits of such insurance shall be the same as those specified in Article 11;

              (g) [Reserved]

              (h) The alterations must be performed in a manner such that they will not interfere with the quiet enjoyment of the other lessees in the Complex.

         21.3 Liens. Lessee shall keep the Leased Premises and the Complex in which the Leased Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. In the event a mechanic's or other lien is filed against the Leased Premises or the Complex of which the Leased Premises forms a part as a result of a claim arising through Lessee, and said lien is not discharged within ten (10) business days, then Lessor may demand that Lessee furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Lessor against liability for the same and holding the Leased Premises free from the effect of such lien or claim. Such bond must be posted within ten (10) days following notice from Lessor. In addition, Lessor may require Lessee to pay Lessor's reasonable attorneys' fees and costs in participating in any action to foreclose such lien if Lessor shall decide it is to its best interest to do so. Lessor may pay the claim prior to the enforcement thereof, in which event Lessee shall reimburse Lessor in full, including reasonable attorneys' fees, for any such expense, as additional rent, with the next due rental.

         21.4 Restoration. Subject to "Exhibit C" Lessor's Construction Obligations, Lessee shall return the Leased Premises to Lessor at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. However, Lessee shall ascertain from Lessor the time it requests the Lessor's consent, or in the case of Alterations costing less than $5,000 prior to making such alteration, whether Lessor desires the Leased Premises or any part thereof, restored to its original condition prior to the making of permitted alterations, installations and improvements, and if Lessor shall so desire, it shall inform Lessee in writing and then Lessee shall forthwith restore said Leased Premises or the designated portions thereof as the case may be, to its original condition, entirely at its own expense, excepting normal wear and tear prior to the expiration or earlier termination of this Lease. All damage to the Leased Premises caused by the removal of such trade fixtures and other personal property that Lessee is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Lessee at its sole cost and expense prior to termination.

                       ARTICLE 22. MAINTENANCE AND REPAIRS

         22.1 Obligations of Lessor and Lessee. Lessee shall, at its sole cost and expense, keep and maintain the Leased Premises and appurtenances, and every part thereof in good and sanitary order, condition and repair including all necessary replacements. Notwithstanding the foregoing, Lessor shall perform all necessary repairs, maintenance and replacement of the foundation, roof and structural parts of the Building, provided Lessor shall not unreasonably interfere with the quiet enjoyment of Lessee. The cost thereof shall be paid by Lessor and reimbursed by Lessee on a pro rata basis in the manner provided in this Lease with respect to Common Area Costs, including amortization of Capital Costs. Lessee's pro rata share shall be a fraction, the numerator of which shall be the number of square feet in the Leased Premises, and the denominator of which shall be the number of square feet in the Building. All such amounts shall be due within ten (10) days after Lessee's receipt of billing. Lessee shall, at its sole cost, keep and maintain all utilities, fixtures and mechanical equipment used by Lessee in good order, condition and repair. In the case of equipment installed by Lessor for Lessee, or installed by Lessee and being or to become the property of Lessor, such as heating, ventilating and air conditioning equipment, or other mechanical equipment, Lessee shall maintain a service contract for its regular maintenance with a service company acceptable to Lessor, at Lessee's expense. Evidence of such a service contract will be provided to Lessor at its request.

         22.2 HVAC System. Notwithstanding the provisions of the preceding Section, Lessor shall perform the maintenance of the heating, ventilating and air conditioning system (hereinafter "HVAC") for the account of Lessee. In such event, Lessee shall pay the full cost of the maintenance contract for the HVAC in the Leased Premises within ten (10) business days of receipt of billing therefor from Lessor, as well as for costs of repair or replacement of parts thereof as necessary, in the reasonable judgment of Lessor. Lessor may, at its option, elect to have the HVAC in the Leased Premises maintained in common with other equipment in the Complex. In such event Lessee shall pay its pro rata share of such maintenance costs which share shall be established in an equitable manner by Lessor based upon the relative tonnage in the Leased Premises compared to the total tonnage under contract, or some other reasonable means of allocation as selected by Lessor. Lessor's good faith judgment as to the allocation of the charges described in this paragraph shall be conclusive. Included in the charges to be allocated to Lessee shall be, without limitation: the maintenance contract upon the HVAC, extended warranties and any repairs and replacements not covered by the maintenance contract or warranty. Lessor may elect to replace the HVAC system, if necessary, and in such event the cost thereof shall be amortized in the manner provided in this Lease with respect to amortization of other Capital Costs. Lessee shall pay to Lessor, within ten
(10 business days after receipt of billing, its pro rata share of such amortization, established on an equitable basis according to the relative tonnage in the Leased Premises as compared to the entire area served by the system.

         22.3 Condition of Premises. Except as to the construction obligations of Lessor, if any, stated in Exhibit "C" to this Lease, Lessee shall accept the Leased Premises in "as is" condition as of the date of execution of this Lease by Lessee, and Lessee acknowledges that the Leased Premises in such condition are in good and sanitary order, condition and repair.

         22.4 Waiver. Lessee waives all rights it may have under law to make repairs at Lessor's expense. If Lessor should be in default in the performance of any of its obligations under this Lease, which default continues for a period of more than thirty (30) days after receipt of written notice from Lessee specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonable necessary to cure (provided Lessor must have undertaken procedures to cure such default within such thirty (30) day period and diligently pursue such efforts to cure to completion), Lessee may, at its option, upon written notice, incur any reasonable expenses necessary to perform the obligation of Lessor specified in such notice and bill Lessor therefor.

                            ARTICLE 23. CONDEMNATION

         23.1 Definitions.

                  (a) "Condemnation" means (i) the exercise of any gov-ernmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) a voluntary sale or transfer by Lessor to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                  (b) "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

                  (C) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

                  (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

         23.2 Total Taking. If the Leased Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

         23.3 Partial Taking; Common Areas.

                  (a) If any portion of the Leased Premises is taken by condemnation, this Lease shall remain in effect, except that Lessee can elect to terminate this Lease if 33-1/3% or more of the total number of square feet in the Leased Premises is taken, or such taking can be reasonable construed to impair the business operations of Lessee.

                  (b) If any part of the Common Areas of the Complex are taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Leased Premises, except that if thirty percent (30%) or more of the Common Area is taken by condemnation, either party shall have the election to terminate this Lease pursuant to this Section.

                  (c) If fifty percent (50%) or more of the Building in which the Leased Premises are located is taken, Lessor shall have the election to terminate this Lease in the manner prescribed herein.

         23.4 Termination or Abatement. If either party elects to terminate this Lease under the provisions of Section 23,3 (such party is hereinafter referred to as the "Terminating Party"), it must terminate by giving notice to the other party (the "Nonterminating Party") within thirty (30) days after the nature and extent of the taking have been finally determined (the "Decision Period"). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than sixty (60) days after the Terminating Party has notified the Nonterminating Party of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, the Lease shall continue in full force and effect except that Minimum Monthly Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Monthly Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet taken from the Leased Premises and the denominator of which is the number of square feet in the Leased Premises prior to the taking.

         23.5 Restoration. If there is a partial taking of the Leased Premises and this Lease remains in full force and effect pursuant to this Article, Lessor, at its cost, shall accomplish all necessary restoration so that the Leased Premises is returned as near as practical to its condition immediately prior to the date of the taking, but in no event shall Lessor be obligated to expend more for such restoration than the extent of funds actually paid to Lessor by the condemnor.

         23.6 Award. Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Lessor except that Lessee shall receive from the award compensation for the following if specified in the award by the condemning authority, so long as it does not reduce Lessor's award in respect of the real property: Lessee's trade fixtures, tangible personal property, goodwill, loss of business and relocation expenses and the unamortized cost of any leasehold improvements made by Lessee. At all events, Lessor shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold. Lessee shall not be entitled to any award until Lessor has received the above sum in full.

                          ARTICLE 24. EMPLOYEE PARKING

         24.1 Designated Areas. Lessor shall have the right by written notice to Lessee, to designate specific areas of the Complex for employee parking. If Lessor so designates an employee parking area, then automobiles of Lessee, its employees and agents shall not park within the parking area except in areas delineated by Lessor as "employee parking." Lessee shall be entitled to park in common with other tenants of Lessor. Lessee agrees not to overburden the parking facilities and agrees to cooperate with Lessor and other tenants in the use of parking facilities. Lessor reserves the right in its absolute discretion, to determine whether parking facilities are becoming crowded and, in such event, to allocate and assign parking spaces among Lessee and other Lessees. Upon request, Lessee shall provide Lessor with the license plate numbers of all employees.

                            ARTICLE 25. ABANDONMENT

         25.1 Lessee to Occupy. Lessee shall not abandon the Leased Premises at any time during the Lease term, nor permit the Leased Premises to remain unoccupied for a period longer than thirty (30) consecutive days during the Lease term, and if Lessee shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and remaining on the Leased Promises after such thirty (30) day period shall, at the option of Lessor, be deemed abandoned.

                          ARTICLE 26. ENTRY BY LESSOR

         26.1 Rights of Lessor. Lessee shall permit Lessor and Lessor's agents to enter the Leased Premises, upon prior verbal notice, at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the Building, or for the purpose of making repairs, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions or repairs, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned, and shall permit Lessor, at any time within ninety (90) days prior to the expiration of this Lease, to place upon the Leased Premises any usual or ordinary "to let" or "to lease" signs. This Section in no way affects the maintenance obligations of the parties hereto, (provided that Lessor uses reasonable efforts to keep interference with Lessee's business to a minimum, and further provided that Lessor exercises due diligence in completing all repairs, alterations, additions and maintenance).

                               ARTICLE 27. SIGNS

         27.1 Approval, Installation and Maintenance. Lessee shall not place on the Leased Premises or on the Complex, any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Leased Premises, Without Lessor's prior written consent, which Lessor reserves the right to withhold for any aesthetic reason in its sole judgment. The cost of installation and regular maintenance of any such signs approved by Lessor shall be at the sole expense of Lessee. At the termination of this Lease, or any extension thereof, Lessee shall remove all his signs, and all damage caused by such removal shall be repaired at Lessee's expense.

                              ARTICLE 28. DEFAULT

         28.1 Definition. The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee:

               (a) Any failure by Lessee to pay the rental or to make any other payment required to be made by Lessee hereunder when due;

               (b) The abandonment of the Leased Premises by Lessee in violation of Section 25.1 hereof;

               (c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for ten (10) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the ten (10) day period allowed, Lessee shall not be deemed to be in default if Lessee shall, within such ten (10) day period, commence to cure and thereafter diligently prosecute the same to completion;

               (d) Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Lessor) to take possession of all or substantially all of the assets of Lessee, or (2) a general assignment by Lessee for the benefit of creditors, or (3) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee. In such event, Lessor may, at its option, declare this Lease terminated and forfeited by Lessee, and Lessor shall be entitled to immediate possession of the Leased Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation;

               (e) Any two (2) failures by Lessee to observe and perform the same or similar provision of this Lease during any twelve (12) month period of the term, as such may be extended, shall constitute, at the option of Lessor, a separate and noncurable default.

                        ARTICLE 29. REMEDIES UPON DEFAULT

         29.1 Termination and Damages. In the event of any default by Lessee, then in addition to any other remedies available to Lessor herein or at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder by giving written notice of such intention to terminate. In the event that Lessor shall elect to so terminate this Lease, then Lessor may recover from Lessee:

               (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

               (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided; plus

               (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus

               (d) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and

               (e) At Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Leased Promises are located.

         29.2 Definitions.

               (a) The term "rent," as used in this Lease, shall be deemed to be and to mean the Minimum Monthly Rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease.

               (b) As used in subsections 29.1(a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subsection 29.1(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the Complex is located at the time of award plus one percent (1%).

         29.3 Personal Property.

               (a) In the event of any default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to reenter the Leased Premises and remove all persons and property from the Leased Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

         29.4 Recovery of Rent; Reletting.

               (a) In the event of the vacation or abandonment of the Leased Premises by Lessee or in the event that Lessor shall elect to reenter as provided in Section 29.3 above, or shall take possession of the Leased Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Lessor does not elect to terminate this Lease as provided in Section 29.1 above, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all its rights and remedies under this Lease, including, without limitation, Lessor's right from time to time, without terminating this Lease, to either recover all rental as it becomes due or relet the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Leased Premises. Acts of maintenance or preservation or efforts to relet the Leased Premises or the appointment of a receiver upon initiation of Lessor or other legal proceeding granting Lessor or its agent possession to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession.

               (b) In the event that Lessor shall elect to so relet, then rentals received by Lessor from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Leased Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any reasonable and documented costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

               (c) No reentry or taking possession of the Leased Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default.

               (d) Lessor has the remedy described in California Civil Code
Section 1951.4 (Lessor may continue Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has right to sublet or assign, subject only to reasonable limitations).

         29.5 No Waiver. Efforts by Lessor to mitigate the damages caused by Lessee's default in this Lease shall not constitute a waiver of Lessor's right to recover damages hereunder.

         29.6 Curing Defaults. Should Lessee fail to repair, maintain, and/or service the Leased Premises, or any part or contents thereof at any time or times, or perform any other obligations imposed by this Lease or otherwise, then after having given Lessee reasonable notice of the failure or failures and a reasonable opportunity, which in no case shall exceed ten (10) days, to remedy the failure, Lessor may perform or contract for the performance of the repair, maintenance, or other Lessee obligation, and Lessee shall pay Lessor for all direct and indirect costs incurred in connection therewith within ten (10) business days of receiving a bill therefor from Lessor.

         29.7 Cumulative Remedies. The various rights, options, election powers, and remedies of Lessor contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Lessor might otherwise have in the event of breach or default, and the exercise of one right or remedy by Lessor shall not in any way impair its right to any other right or remedy.

             ARTICLE 30. - FORFEITURE OF PROPERTY AND LESSOR'S LIEN

         30.1 Removal of Personal Property. Lessee agrees that as at the date of termination of this Lease or repossession of the Leased Premises by Lessor, by way of default or otherwise, it shall remove all personal property to which it has the right to ownership pursuant to the terms of this Lease. Any and all such property of Lessee not removed by such date shall, at the option of Lessor, irrevocably become the sole property of Lessor. Lessee waives all rights to notice and all common law and statutory claims and causes of action which it may have against Lessor subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Article. Lessee acknowledges Lessor's need to relet the Leased Premises upon termination of this Lease or repossession of the Leased Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting, and to prevent Lessor incurring a loss for inability to deliver the Leased Premises to a prospective lessee.

                         ARTICLE 31. SURRENDER OF LEASE

        31.1 No Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

                        ARTICLE 32. LESSOR'S EXCULPATION

        32.1 Limited Liability. In the event of default, breach, or violation by Lessor (which term includes Lessor's partners, co-venturers, co-tenants, officers, directors, employees, agents, or representatives) of any Lessor's obligations under this Lease, Lessor's liability to Lessee shall be limited to its ownership interest in the Leased Premises (or its interest in the Complex, if applicable) or the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Lessor.

        32.2 No Recourse. Lessor (as defined in Section 32.1) shall not be personally liable for any deficiency beyond its interest in the Leased Premises.

                          ARTICLE 33. ATTORNEYS' FEES

        33.1 Actions, Proceedings, etc. Lessee hereby agrees to pay, as additional rent, all attorneys' fees and disbursements, and all other court costs or expenses of legal proceedings or other legal services which Lessor may incur or pay out by reason of, or in connection with:

                (a) any action or proceeding brought by Lessor wherein Lessor obtains a final judgment or award against Lessee (including arbitration) on account of any default by Lessee in the observance or performance of any obligation under this Lease including, but not limited to, matters involving payment of rent and additional rent, alterations or other Lessee's work and subletting or assignment;

                (b) any action or proceeding brought by Lessee against Lessor (or any officer, partner, or employee of Lessor) in which Lessee fails to secure a final judgment against Lessor;

                (c) any other appearance by Lessor (or any officer, partner, or employee of Lessor) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Lessee or this Lease;

                (d) any assignment, sublease, or leasehold mortgage proposed or granted by Lessee (whether or not permitted under this Lease), and all negotiations with respect thereto; and

                (e) any alteration of the Leased Premises by Lessee, and all negotiations with respect thereto.

                In any action or proceeding referred to in subsection (a) or (b) above, Lessee shall be entitled to recover its attorneys' fees and costs if Lessee is the prevailing party against Lessor.

        33.2 Survival. Lessor's and Lessee's obligations under this Section shall survive the expiration or any other termination of this Lease. This
Section is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorney's fees.

                              ARTICLE 34.  NOTICES

        34.1 Writing. All notices, demands and requests required or permitted to be given or made under any provision of this Lease, shall be in writing and shall be given or made by personal service or by mailing same by registered or certified mail, return receipt requested, postage prepaid, or by reputable courier which provides written evidence of delivery, addressed to the respective party at the address set forth in Section 1.2 of this Lease or at such other address as the party may from time to time designate, by a written notice, sent to the other in the manner aforesaid.

        34.2 Effective Date. Any such notice, demand or request ("notice") shall be deemed given or made on the third day after the date so mailed. Notwithstanding the foregoing, notice given by personal delivery to the party at its address as aforesaid shall be deemed given on the day on which delivery is made. Notice given by a reputable courier service which provides written evidence of delivery shall be deemed given on the business day immediately following deposit with the courier service.

        34.3 Authorization to Receive. Each person and/or entity whose signature is affixed to this Lease as Lessee or as guarantor of Lessee's obligations ("obligor") designates such other obligor its agent for the purpose of receiving any notice pertaining to this Lease or service of process in the event of any litigation or dispute arising from any obligation imposed by this Lease.

                           ARTICLE 35.  SUBORDINATION

        35.1 Priority of Encumbrances. This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Leased Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

        35.2 Execution of Documents. Lessee agrees to execute any documents reasonably required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. It is understood by all parties that Lessee's failure to execute the subordination documents referred to above may cause Lessor serious financial damage by causing the failure of a financing or sale transaction.

        35.3 Attornment. Lessee shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any Deed given in lieu of foreclosure.

                       ARTICLE 36.  ESTOPPEL CERTIFICATES

        36.1 Execution by Lessee. Within thirty (30) days of request therefor by Lessor, Lessee shall execute a written statement acknowledging the commencement and termination dates of this Lease, that it is in full force and effect, has not been modified (or if it has, stating such modifications), and providing any other pertinent information as Lessor or its agent might reasonably request. Failure to comply with this Article shall be a material breach of this Lease by Lessee giving Lessor all rights and remedies under
Article 29 hereof, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Lessee.

        36.2 Financing. If Lessor desires to finance or refinance the Leased Premises, or any part thereof, or the Building, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may be reasonably required by such lender. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

                              ARTICLE 37.  WAIVER

        37.1 Effect of Waiver. The waiver by Lessor of any breach of any Lease provision shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any provision of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

                            ARTICLE 38. HOLDING OVER

        38.1 Month-to-Month Tenancy on Acceptance. If Lessee should remain in possession of the Leased Premises after the expiration of the Lease term and without executing a new Lease, then, upon acceptance of rent by Lessor, such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Lease as existed during the last month of the term hereof, so far as applicable to a month to month tenancy, except that the Minimum Monthly Rent shall be equal to twice the Minimum Monthly Rent payable immediately prior to the expiration or sooner termination of the Lease.

                       ARTICLE 39. SUCCESSORS AND ASSIGNS

        39.1 Binding Effect. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

                                ARTICLE 40. TIME

        40.1 Time of the Essence. Time is of the essence of this Lease with respect to each and every article, section and subsection hereof.

                   ARTICLE 41. EFFECT OF LESSOR'S CONVEYANCE

        41.1 Release of Lessor. If, during the term of this Lease, Lessor shall sell its interest in the Building or Complex of which the Leased Premises forms a part, or the Leased Premises, then from and after the effective date of the sale or conveyance, Lessor shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued.

                        ARTICLE 42. TRANSFER OF SECURITY

        42.1 Transfer to Purchaser. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto.

                        ARTICLE 43. CORPORATE AUTHORITY

        43.1 Authorization to Execute. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Further, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

                 ARTICLE 44. WAIVER OF CALIFORNIA CODE SECTIONS

        44.1 Waiver by Lessee. In this Lease, numerous provisions have been negotiated by the parties, some of which provisions are or may be covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. Therefore, Lessee waives (for itself and all persons claiming under Lessee) the provisions of any Washington State statute or case law providing for (i) a right by the Lessee to terminate this Lease in the event of damage to or destruction of Leased Premises, except as specifically provided for herein; (ii) any right of Lessee to repair the Leased Premises and deduct the cost thereof from rent due, except as specifically provided for herein; (iii) any right of Lessee to terminate this Lease in the event of a partial taking of the Leased Premises except as provided for herein; and (iv) any right of redemption or reinstatement of Lessee under any present or future case law or statutory provision in the event Lessee is legally dispossessed from the Leased Premises pursuant to applicable Washington State law for any reason. This waiver applies to future statutes referenced herein.

                                ARTICLE 45. WASTE

         45.1 Waste or Nuisance. Lessee shall not commit, or suffer to be committed, any waste upon the Leased Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Complex in which the Leased Premises are located.

                             ARTICLE 46. BANKRUPTCY

         46.1 Bankruptcy Events. If at any time during the term of this Lease there shall be filed by or against Lessee in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or if a receiver or trustee takes possession of any of the assets of Lessee, or if the leasehold interest herein passes to a receiver, or if Lessee makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as "a bankruptcy event"), then the following provisions shall apply:

            (a) At all events any receiver or trustee in bankruptcy or Lessee as debtor in possession ("debtor") shall either expressly assume or reject this Lease within sixty (60) days following the entry of an "Order for Relief."

            (b) In the event of an assumption of the Lease by a debtor, receiver, or trustee, such debtor, receiver, or trustee shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Lessor for actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.

         For the purposes of this paragraph 46.1 (b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:

                (i) written assurance that rent and any other consideration due under the Lease shall first be paid before any other of Lessee's costs of operation of its business in the Leased Premises are paid;

                (ii) written agreement that assumption of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Leased Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Lessor against such loss (including costs of suit and attorney's fees), occasioned by such breach;

            (c) Where a default exists under the Lease, the party assuming the Lease may not require Lessor to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Lessor is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

            (d) The debtor, receiver, or trustee may only assign this Lease if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease. Any consideration paid by any assignee in excess of the rental reserved in the Lease shall be the sole property of, and paid to, Lessor. Upon assignment by the debtor or trustee, the obligations of the Lease shall be deemed to have been assumed, and the assumptor shall execute an assignment agreement on request of Lessor.

            (e) Lessor shall be entitled to the fair market value for the Leased Premises and the services provided by Lessor (but in no event less than the rental reserved in the Lease) subsequent to the commencement of a bankruptcy event.

            (f) Lessor specifically reserves any and all remedies available to Lessor in Article 29 hereof or at law or in equity in respect of a bankruptcy event by Lessee to the extent such remedies are permitted by law.

                            ARTICLE 47. LATE CHARGES

         47.1 Late Payment by Lessee. Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises. Therefore, if any installment of rent, or any other payment due hereunder from Lessee is not received by Lessor when due, Lessee shall pay to Lessor an additional sum of ten percent (10%) of such rent or other charge as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee default with respect to the overdue amount, or prevent Lessor from exercising any other rights or remedies available to Lessor.

                        ARTICLE 48. MORTGAGEE PROTECTION

         48.1 Notice and Right to Cure Default. Lessee agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that prior to such notice Lessee has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                      ARTICLE 49. MISCELLANEOUS PROVISIONS

         49.1 Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

         49.2 Number and Gender. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm or association. If there be more than one Lessee, the obligations imposed under this Lease upon Lessee shall be joint and several.

         49.3 Modifications. This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.

         49.4 Payments. Except as otherwise expressly stated, each payment required to be made by Lessee shall be in addition to and not in substitution for other payments to be made by Lessee.

         49.5 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         49.6 No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

         49.7 Disputed Sums. Under the terms of this Lease numerous charges are and may be due from Lessee to Lessor including, without limitation, Common Area charges, real estate taxes, insurance reimbursement and other items of a similar nature including advances made by Lessor in respect of Lessee's default at Lessor's option. In the event that at any time during the term there is a bona fide dispute between the parties as to the amount due for any of such charges claimed by Lessor to be due, the amount demanded by Lessor shall be paid by Lessee until the resolution of the dispute between the parties or by litigation. Failure by Lessee to pay the disputed sums until resolution shall constitute a default under the terms of the Lease.

         49.8 Lessee's Remedies. Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Lessor not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Lessee's sole right and remedy in any dispute as to whether Lessor has breached such obligation. Notwithstanding the foregoing, in the event of a dispute between the parties regarding Lessor's consent to an assignment or sublease of the Leased Premises under Article 9 or alterations of the Leased Premises under Article 21, the parties agree to use the following procedure to resolve such a dispute:

    a) A meeting shall be held promptly between the parties, attended by individuals with decision-making authority, regarding the dispute, to attempt in good faith to negotiate a resolution to the dispute.

    b) If within ten (10) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, the dispute shall be settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction of such a dispute. The loser shall pay all costs of the arbitration and all reasonable out-of-pocket costs of the prevailing party.


         49.9 Light, Air and View. No diminution of light, air, or view by any structure which may hereafter be erected (whether or not by Lessor) shall entitle Lessee to any reduction of Rent, result in any liability of Lessor to Lessee, or in any other way affect this Lease or Lessee's obligations hereunder.

         49.10 Public Transportation Information. If required by applicable government authority, Lessee shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Lessee employed on the Leased Premises, including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Complex, staggering working hours of employees, and encouraging use of such facilities, all at Lessee's sole reasonable cost and expense. Lessee shall comply with all requirements of any local transportation management ordinance.

49.11 Rules and Regulations. Lessee agrees to comply with all regulations adopted and promulgated by Lessor and applicable to all tenants in the Complex for the lawful, orderly, clean, safe, aesthetic, quiet, and beneficial use, operation, maintenance, manage sent of the Complex which shall be uniformly enforced.

49.12 Joint and Several Liability. Should Lessee consist of one person or entity, they shall be jointly and severally liable lease.

         49.13 Survival of Obligations. All obligations of Lessee which may accrue or arise during the term of this Lease or as a result of any act or omission of Lessee during said term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

                         ARTICLE 50, WAIVER OF TESTIMONY

         50.1 Lessor represents that the Leased Premises and the complex, although owned by the named Lessor, are in fact managed in all respects by Kemper Real Estate or an independent property manager, and that the named Lessor has no operational knowledge of, or participation in the management of the Leased Premises or the Complex, both of which are the responsibility of the property manager or Kemper Real Estate Management Company.

               Accordingly, since Kemper Real Estate Management Co., hereby agrees to provide any discoverable information sought in any possible dispute with Lessee with respect to the Leased Premises, the Complex, or this Lease and in order to avoid unwarranted annoyance, embarrassment or undue burden or expense and time consuming legal procedures, and as a material consideration for Lessor entering into this Lease, Lessee does hereby waiver any right to obtain depositions from either of Peter B. Bedford and/or Kirsten N. Bedford as otherwise would be permitted under any other applicable law governing civil proceedings. Lessee understands such waiver is a release of its lawful discovery rights and nonetheless make such release voluntarily and after having fully considered all of the implications and legal effects of such waiver.

               Should any court issue a protective order under or any applicable law governing civil proceedings in order to implement the provisions of this paragraph, then the prevailing party in any such protective order proceeding shall be entitled to an award of a reasonable attorney's fee in addition to any other available relief.

               Notwithstanding the foregoing, such waiver of any right to obtain depositions from either of Peter B. Bedford and/or Kirsten N. Bedford as otherwise would be permitted under any applicable law governing civil proceedings, is expressly conditioned upon the provision that the representation by Lessor that the Leased Premises and the Complex are in fact managed in all respects by Kemper Real Estate Management Company, Inc. or an independent property manager, and that the named Lessor has no operational knowledge of, or participation in the management of the Leased Premises or the Complex, both of which are the responsibility of the property manager or Kemper Real Estate Management Company, Inc. is in all respects truthful and factual.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first written above.

Lessor:                                  Lessee:

SEAGATE/GATEWAY NORTH                    YAMATO TRANSPORT U.S.A., INC.
PROPERTIES, an Illinois
General Partnership

                                         By:  /s/ [ILLEGIBLE]
                                             --------------------------

                                         Its:   Secretary
                                             -------------------------

By:   Kemper Real Estate,Mgmt Co., Inc.
      A Delaware Corporation,
      its duly authorized agent

      By:  /s/ J. RANDALL MOORE
          -----------------------------

      J. Randall Moore
      Vice President

                                     NOTARY


STATE OF               )
                       )ss.
COUNTY OF              )

         On this __________day of _______________, 19_, before me, the undersigned, a Notary Public in and for the State of_______________, duly commissioned and sworn, personally appeared_______________ to me known to be the__________ of_______________, a , the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned and on oath stated that he/she was authorized to execute said instrument.

         WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.


         ___________________________________________
         Notary Public in and for
         the State of_______________________________.
         My Appointment Expires_____________________


                                     NOTARY



STATE OF               )
                       ) ss.
COUNTY OF              )

         On this________ day of______________ a Notary Public in and for the State of______________ and sworn, personally appeared________________ be the_____________ of 19_, before me, the undersigned, duly commissioned to me known to the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned and on oath stated that he/she was authorized to execute said instrument.

     WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.


                             ________________________________________
                             Notary Public in and for the State of
                             My Appointment Expires__________________

                                ADDENDUM TO LEASE

This Addendum to Lease ("Addendum") shall constitute part of that certain Lease ("Lease") dated as of May 12, 1993 by and between Seagate/Gateway North Properties ("Lessor") and Yamato Transport U.S.A., Inc. ("Lessee"), and the terms hereof, shall, for all purposes, be incorporated into the Lease. Whenever any inconsistency appears between the main portion of the Lease and this Addendum, the provisions of the Addendum shall prevail.

I.       LEASE CLAUSE ADDITIONS:

Paragraph 1.5(a) - Rent

The Minimum Monthly Rent pursuant to Paragraph 1.5(a) is subject to adjustment per the following schedule:

             Months 01 - 03                     $0.00 per month; NNN

             Months 04 - 12                     Seven thousand eight hundred fifty dollars
                                                ($7,850.00) per month; NNN

             Months 13 - 24                     Eight thousand six hundred seventy five dollars
                                                ($8,675.00) per month; NNN

             Months 25 - 36                     Nine thousand five hundred dollars ($9,500.00) per month; NNN

             Months 37 - 48                     Nine thousand nine hundred eighty five dollars
                                                ($9,985.00) per month; NNN

             Months 49 - 63                     Ten thousand seven hundred seventy five dollars
                                                ($10,775.00) per month; NNN

Pursuant to the rental schedule specified above, no Minimum Monthly Rent shall be due for the first three months of the lease term commencing on the commencement date, however, Lessee shall be obligated to perform all other obligations as specified in the Lease, and the Lease shall remain in full force and effect.

II.      OPTION TO EXTEND THE TERMS - NEGOTIATED RENTAL - ONE ARBITRATOR

         1. Notice of Exercise. Lessee shall have the right to extend the initial term hereof for one additional period of three (3) years upon the same terms and conditions as stated herein, except for Minimum Monthly Rent. Such extension is herein referred to as "Extended Term." Lessee must exercise its right, if at all, by written notification (the "Notice of Exercise") to Lessor not less than 120 days prior to the expiration of the initial term hereof, provided that Lessee is not in default of any of the provisions of this Lease.

         2. Options are Personal. The option to extend granted herein is personal to the original Lessee executing this Lease and notwithstanding anything to the contrary contained in the Lease, the rights contained in this Addendum are not assignable or transferable by such original Lessee. Lessor grants the rights contained herein to Lessee in consideration of Lessee's strict compliance with the provisions hereof, including, without limitation, the manner of exercise of this option.

         3. Fair Market Rental. If Lessee exercises the right to extend the term then the Minimum Monthly Rent shall be adjusted to equal the Fair Market Rental for the premises as of the date of the commencement of such Extended Term, pursuant to the procedures hereinafter set forth. The term

"Fair Market Rental" means the Minimum Monthly Rent chargeable for the Leased Premises based upon the following factors applicable to the Leased Premises or any comparable premises:

(a) Rental rates being charged for comparable premises in the same geographical location.

(b)      The relative locations of the comparable premises.

(c) Improvements, or allowances provided for improvements, or to be provided.

(d)      Rental adjustments, if any, or rental concessions.

(e)      Services and utilities provided or to be provided.

(f)      Use limitations or restrictions.

(g)      Any other relevant Lease terms or conditions.

In no event, however, shall the Fair Market Rental be less than the Minimum Monthly Rent in effect immediately prior to the commencement date of the Extended Term in question. The Fair Market Rental evaluation may include provision for further rent adjustments during the Extended Term if such adjustments are commonly required in the market place for similar types of leases.

         4. Determination of Fair Market Rental. Upon exercise of the right to extend the term, and included within the Notice of Exercise, Lessee shall notify Lessor of its opinion of Fair Market Rental as above defined for the Extended Term. If Lessor disagrees with Lessee's opinion of the Fair Market Rental, it shall so notify Lessee ("Lessor's Value Notice") within thirty (30) days after receipt of Lessee's Notice of Exercise. If the parties are unable to resolve their differences within ten (10) business days thereafter, either party may apply for Arbitration as provided below. If neither party applies for Arbitration within ten (10) business days after receipt by Lessee of Lessor's Value Notice, Lessee shall be bound to the Fair Market Rental stated in Lessor's Value Notice. Should either party elect to arbitrate, and if the arbitration is not concluded before the commencement of the Extended Term, Lessee shall pay Minimum Monthly Rent to Lessor in an amount equal to the Fair Market Rental set forth in Lessor's Value Notice, until the Fair Market Rental is determined in accordance with the arbitration provisions hereof ("Arbitration"). If the Fair Market Rental as determined by Arbitration differs from that stated in Lessor's Value Notice, then any adjustment required to correct the amount previously paid by Lessee shall be made by payment by the appropriate party within thirty (30) days after the determination of Fair Market Rental by Arbitration has been concluded, as provided herein. Lessee shall be obligated to make payment during the entire Extended Term of the Minimum Monthly Rent determined in accordance with the Arbitration procedures hereunder.

         5. Arbitration. In the event either party seeks Arbitration of Fair Market Rental under the provisions hereof for the Extended Term, the other party shall be bound to submit the matter for determination by Arbitration. The Arbitration shall be conducted and determined in the County where the Leased Premises are located.

         6. Demand for Arbitration. A party demanding Arbitration hereunder shall make its demand in writing ("Demand Notice") within ten (10) business days after service of Lessor's Value Notice. A copy of the Demand Notice shall be sent to the President of the Real Estate Board for the county in which the Leased Premises are located. if there is no Real Estate Board of Board President for the county in which the premises are located, then a copy of the Demand Notice shall be sent to the Presiding judge of the highest trial court in such county for the state in which the Leased

Premises are located. The Board President, or Presiding Judge, whichever is applicable, is hereinafter referred to as the "Appointer".

The Appointer, acting in his personal, private capacity, shall appoint within ten (10) days thereafter a real estate broker with at least seven (7) years' experience leasing properties in the same county for the general type of use to which the Leased Premises are devoted under the terms of this Lease, i.e. Shopping Center, Office, Retail. The Arbitrator shall be a person who would be qualified to serve as an expert witness and to give opinion testimony addressed to the issue in a court of competent jurisdiction. Such a party is hereinafter referred to as the "Arbitrator". The parties may, however, before sending the Demand Notice to the Appointer, mutually agree upon an Arbitrator of their own choice, in which event such appointment shall nullify the necessity of appointment of an Arbitrator by an Appointer.

         7. Decision of the Arbitrator. The Arbitrator so selected shall, within ninety (90) days after his appointment, state in writing his determination as to whether Lessor's valuation, or Lessee's valuation of Fair Market Rental, most closely approximates his own. The Arbitrator may not state his own opinion of Fair Market Rental, but is strictly limited to the selection of Lessor's Fair Market Rental evaluation as stated in Lessor's Value Notice or Lessee's Fair Market Rental evaluation as stated in the Notice of Exercise. The Arbitrator shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rental, but any such consultation shall be made in the presence of both parties with full right to cross examine. The Arbitrator shall have no right to propose a middle ground or any modification of either of the proposed valuations, and shall have no power to modify the provisions of this Lease. The valuation so chosen as most closely approximating that of the Arbitrator shall constitute the decision of the Arbitrator and shall be final and binding upon the parties, absent fraud or gross error. The Arbitrator shall render a decision and award in writing, with counterpart copies to each party and judgement thereon may be entered in any court of competent jurisdiction.

         8. Successor Arbitrator; Fees and Expenses. In the event of failure, refusal, or inability of the Arbitrator to act in a timely manner, a successor shall be appointed in the same manner as such Arbitrator was first chosen hereunder, if such Arbitrator was chosen by an Appointer. If chosen by mutual agreement, the parties shall, in this succeeding instance, choose the Arbitrator through means of the procedure for the Appointer. The fees and expenses of the Arbitrator and the administrative hearing fee, if any, shall be divided equally between the parties. Each party shall bear its own attorneys' fees and other expenses including fees for witnesses in presenting evidence to the Arbitrator.

III.     RIGHT OF FIRST OFFER:

Provided Lessee is not then in default, Lessor hereby grants to Lessee a right of first offer (the "Offer Right") to lease the LARSON JUHL space (25,625 sq. ft.) (the "Offer Space") indicated on Exhibit B-1. Lessee may only exercise the Offer Right in conformity with the following procedure:

When Lessor becomes aware that the Offer Space is or will become available for lease, Lessor shall give notice to Lessee (the "Lessor's Offer Notice") that such Offer Space is or will be available for lease. Lessor's Offer Notice shall specify when the Offer Space will be available for lease, and the base rental rate, tenant improvement allowance, if any, and term of lease for the Offer Space. Lessee shall have fifteen (15) business days following receipt of Lessor's Offer Notice to respond to such notice, and to inform Lessor whether or not Lessee is willing to lease the Offer Space at the time and upon the terms set forth in Lessor's Offer Notice. In the event Lessee shall fail to respond to Lessor's Offer Notice within such fifteen (15) business day period or does not elect to lease the Offer Space, Lessor shall have no obligation to lease the Offer Space to Lessee, and may thereafter lease the Offer Space to any other interested party, on whatever terms and conditions that Lessor may desire, in its sole and absolute discretion, notwithstanding the terms and conditions of Lessor's Offer Notice. In the event Lessee exercises its offer Right in the manner herein prescribed, Lessee and Lessor shall proceed to negotiate, in good faith, the construction obligations, Minimum Monthly Rent, term, and other terms of the Lease to reflect the inclusion of the Offer Space in the Leased Premises. If the parties fail to execute a lease agreement for the Offer Space within thirty (30) days of Lessor's receipt of Lessee's notice, then Lessor may thereafter lease the offer Space to any other interested party so long as the terms of such lease are not substantially less favorable to Lessor than those previously proffered to Lessee. "Substantially less favorable" terms shall include, without limitation Minimum Monthly Rent and Tenant Improvements which are less than ninety-five percent (95%) of that proffered to Lessee. Lessor shall continue to offer the Offer Spaces to Lessee as they become available for lease throughout the term of this Lease.

IV.      COMPLIANCE WITH LAWS

To the best of Lessor's actual knowledge and except as disclosed in writing, Lessor warrants that there has been no violation of any or all of the Environmental Laws relating to the Complex by Lessor and that the building contains no asbestos.

V.       BROKERAGE INDEMNITY

Lessor and Lessee hereby agree to indemnify and hold the other harmless from and against any liability, loss, cost or expense (including, without limitation, attorney's fees) for any commission, fee or compensation of any kind due and payable in connection with this Lease to any real estate broker, agent, commission, salesman or other third party claiming through the indemnifying party, including, without limitation, any and all claims, causes of action, damages, costs and expenses (including attorney's fees) associated herewith. Lessor will pay the commission of Kidder Mathews & Segner, Inc. and the Richfield Group Inc. in connection with this Lease.

                                    EXHIBIT A

                                LEGAL DESCRIPTION

New Parcels A, B, and C of the City of Tukwila Boundary Line Adjustment #89-8-BLA as recorded under King County recording #9003121480, records of King County, Washington.

                                    EXHIBIT B


                                     [MAP]



                                 Gateway North
                       28 Acre Business Park -- Site Plan

                                   EXHIBIT B-1


                                     [MAP]



                                 Gateway North
                            Building 6 -- Floor Plan

                                   EXHIBIT "C"

                            CONSTRUCTION OBLIGATIONS
         YAMATO TRANSPORT U.S.A., INC, AND UPS YAMATO PARTNERSHIP U.S.A.

Lessor, as part of this Lease Agreement, agrees to construct tenant improvements in accordance with the following description and the floor plan attached hereto as Exhibit "C-1". Any item or quantity of work exceeding the improvements outlined below and on Exhibit "C-1" shall be performed by Lessor at Lessee's sole expense, and shall include, without limitation, architectural fees, permits, construction materials, labor, Contractor's overhead and profit and Washington State Sales Tax. Working (construction) drawings for special installations shall be furnished to Lessor by Lessee, who shall be responsible for the design, function and maintenance of the special improvements, whether or not installed by Lessor at Lessee's request.

The tenant improvements to be installed by Lessor within the Premises prior to the commencement of the Lease Term on a time is of the essence basis shall consist of the following:

DEMISING WALL: The wall separating Tenant from adjacent space shall be built to the roof structure. Drywall at the warehouse shall be fire-taped and painted.

INTERIOR PARTITIONS: All interior partitions are approximately 8'-6", taped, mudded, and sanded smooth and painted.

CEILINGS: Eight foot six inch suspended 2' X 4' grid acoustic system in office areas. Tegular, "second look" 2' X 2' design. Semi-recessed chrome sprinkler escutcheons.

FLOORS: All office areas to have carpet per Lessor's Building Standard. Lessee to pick color. Bathrooms shall have sheet vinyl. Warehouse area to have sealed concrete floor.

LIGHTING: All office and corridor areas are to be provided with 75 to 150 foot candle lighting at normal desk height. Fluorescent fixtures to be 2' x 4' recessed fluorescent fixture, 3 tube type, energy saving ballast, and parabolic lens.

HVAC SYSTEM: The HVAC system will be designed to maintain the following minimum conditions:

A. 70 degrees F drybulb temperature in winter with relative humidity range within 25 to 50%.

B. 76 degrees F drybulb temperature in summer with relative humidity range within 50 to 55%.

DOORS AND HARDWARE: All office doors shall be 3'-0" X 8'-0" oak veneer solid-core with matching oak veneer door frames.

PLUMBING AND RESTROOMS: Restrooms shall be in accordance with Lessor's Building Standard and shall meet or exceed standard handicap codes.

MILLWORK: one Building Standard 5'-0" long coffee bar with one compartment sink, hot and cold water. Coffee Bar includes counter and lower cabinets.

WINDOW COVERINGS: Sunflex 065 "Brushed Aluminum" horizontal blinds to be installed at all exterior windows.

SIGNAGE: Signage to be installed at Lessee's expense in accordance with Building Standard.

                                  EXHIBIT C-1



                                     [MAP]

                                  EXHIBIT "D"
                         ACKNOWLEDGMENT OF COMMENCEMENT


                    This Acknowledgment is made as of ________________________, with reference to that certain Lease Agreement (hereinafter referred to as the "Lease") dated, ____________, by and between____________________________________
_____________, as "Lessor" therein, and_____________________________________, as
"Lessee", for the demised premises situated at_________________________________
_______________________________.



         The undersigned hereby confirms the following:

         1. That the Lessee accepted possession of the Demised Premises (as described in said lease) on __________________ and acknowledges that the premises are as represented by the Lessor and in good order, condition and repair; and that the improvements, if any, required to be constructed for Lessee by Lessor under this lease have been so constructed and are satisfactorily completed in all respects subject to punchlist items.

         2. That all conditions of said lease to be performed by Lessor prerequisite to the full effectiveness of said lease have been satisfied and that Lessor had fulfilled all of its duties of an inducement nature.

         3. That in accordance with the provisions of Article 3 of said lease the commencement date of the term is _______________, and that, unless sooner terminated, the original term thereof expires on ___________________


         4. That said lease is in full force and effect and that the same represents the entire agreement between Lessor and Lessee concerning said lease.

         5. That there are no existing defenses which Lessee has against the enforcement of said lease by Lessor, and no offsets or credits against rentals.

         6. That the minimum rental obligation of said lease is presently in effect and that all rentals, charges and other obligations on the part of Lessee under said lease commenced to accrue on __________________________.

         7. That the undersigned Lessee has not made any prior assignment, hypothecation or pledge of said lease or of the rents thereunder.


LESSEE:


By:_________________________________

                                  EXHIBIT "E"


                                  GATEWAY NORTH
                              RULES AND REGULATIONS


1. Any directory provided by Lessor for the building will be for the display of the name and location of Lessees, and Lessor reserves the right to exclude any other names.

2. Lessee shall not place any new or additional locks on any doors of the Leased Premises or rekey any existing locks without the consent of Lessor.

3. Lessor reserves the right to exclude or expel from the common areas any person who, in the reasonable judgment of Lessor, is intoxicated, under the influence of drugs or who shall in any manner violate any of the rules and regulations.

4. Lessee shall not do or permit to be done within the Leased Premises anything which would unreasonably annoy or interfere with the rights of other tenants of the building.

5. Lessee shall not permit its employees or invitees to loiter in or about the common areas, or to obstruct any of the parking truck maneuvering or other common areas, or to place, empty or throw any rubbish, litter, trash or material of any nature upon any common area.

6. No storage of materials, equipment or property of any kind is permitted outside the Leased Premises and any such property may be removed by Lessor at Lessee's risk and expense.

7. Lessee shall not make or permit any use of the Leased Premises which may be dangerous to life, limb or property or any noise, odor or vibrations to emit from the Leased Premises which are objectionable to Lessor or other occupants of the Building, or to create, maintain or permit a nuisance or any violation or any regulation of any governmental agency thereon.

8. Lessee shall not commit or permit to be committed any waste, damage or injury to the Leased Premises, the Building or parking, loading and other common areas adjoining and shall promptly repair the same at its expense.

9. Lessee understands that any equipment required for maintenance of the Leased Premises is Lessee's responsibility and that Lessor has no equipment available for Lessee's use therefore, e.g. ladders or lifts for relamping, etc.

10. Lessee shall use the Leased Premises and shall operate its equipment on the Leased premises in a safe and prudent manner, and any damage or cracks occurring in the floor of the Leased Premises shall be promptly repaired by Lessee at its expense.

11. Lessee shall not at any time display a "For Rent" sign upon the Leased Premises.

12. Lessee shall be responsible for keeping a copy of the lease and Lessor's current rules and regulations upon the Leased Premises.

13. Lessee agrees to cause its employees to park only in such areas as may be designated by Lessor from time to time for employee parking.

14. Lessee shall not waste electricity or water and agrees to cooperate fully with Lessor to assure the most effective and economical use of utilities services as may be provided to the building by Lessor.

15. Lessee shall keep Lessor advised of the current telephone numbers of Lessee's employees who may be contacted in an emergency, I.E. fire, break-in, vandalism, etc. If Lessor shall deem it necessary to respond to such emergency in Lessee's behalf, Lessee shall pay all costs incurred for services ordered by Lessor to secure or otherwise protect the Leased Premises and the contents thereof, including a reasonable premium charge for any time spent by Lessor's employees in responding to such emergency.






                                  Page 2 of 2